UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DAKOTA COIN AUTHORITY
An Unincorporated Body Politic of the

FLANDREAU SANTEE SIOUX TRIBE OF SOUTH DAKOTA
(Exact name of registrant as specified in its charter)

an Indian Tribe Organized Under the Indian Reorganization Act of 1934, as Amended
(State or other jurisdiction of incorporation or organization)

Primary SIC #921150
(Primary Standard Industrial Classification Code Number)

23-7000301
(I.R.S. Employer Identification Number)

603 W. Broad Avenue, Flandreau, South Dakota 57028
Flandreau Santee Sioux Reservation
Telephone: (605) 997-3891
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Reider
Tribal President
603 W. Broad Avenue, Flandreau, South Dakota 57028
Telephone: (605) 997-3891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:
☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
DAK Securities Coin	1,000,000,000	$0.10	$100,000,000	$12,980.00
________________
(1) The offering price has been arbitrarily determined.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(o) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PROSPECTUS
DATED MARCH 6, 2020.

1,000,000,000 DAK Securities Coin Offered at $0.10 Per Coin

Dakota Coin Authority, a newly-created and unincorporated body politic (the “Authority” or “we”) of the Flandreau Santee Sioux Tribe of South Dakota (the “Tribe”), a federally-recognized Indian Tribe organized under the Indian Reorganization Act of 1934, as Amended (the “Reorganization Act”) is offering for sale a total of up to 1,000,000,000 DAK Securities Coin (the “Coin”) – digital smart contracts newly minted on the Ethereum blockchain – which offer a dividend payable in the form of a DAK Utility Token (the “Utility Token”). The Coin is distinct from the Utility Token based on its software coding and will be sold and useable in different venues from each other. The Coin is offered for investment purposes and may be re-sold in securities broker and securities exchange venues if and when such venues become available, while the Utility Token is intended only as a method of payment for goods and services within the Tribe’s existing eco-system. The Coin is offered at ten cents ($0.10) per Coin. The Coin is anticipated to be offered through a selling group of underwriters while the Utility Token is a form of digital currency usable at point-of-sale locations within the Authority eco-system. The Utility Token is not legal tender. The Coin will be offered until sold out for a period of no more than six months from the date of this Prospectus, and we may close or terminate the offering earlier than six months. There is no minimum number of the Coin required to be purchased per investor, and we are not required to sell any minimum number of the Coin in the offering.

Proceeds from this initial public offering (“IPO”) will be immediately made available for use by the Authority. See “Use of Proceeds” and “Plan of Distribution.” We make no prediction how much of the Coin we will sell, and no purchaser will have recourse against the Authority or the Tribe for any amount beyond the investor’s purchase price.

In the event we sell all of the 1,000,000,000 Coin digital smart contracts offered by the Authority, we will receive $100,000,000 in estimated gross proceeds. We expect to pay forty-nine percent (49%) of the net proceeds received from the offering to our software and payment systems developer, and we anticipate being obligated to pay commissions to underwriters.

We do not have any securities listed or quoted in any market. We intend to list the Coin on a national exchange as soon as one is available and accommodating to the Authority. We may until such time seek quotation of the Coin in the over-the-counter market. At this time, there is no trading symbol for the Coin.

The Tribe enjoys the privileges of sovereign immunity from suit and those attributes have passed to its Authority in accordance with applicable law. By registering this IPO with the U.S. Securities and Exchange Commission and consenting to service of process, neither the Authority nor the Tribe is expressly or impliedly waiving any immunities, rights, or privileges available to us under any law.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT AND/OR PURCHASE FUNDS. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 8 WHICH DESCRIBE CERTAIN MATERIAL RISKS YOU SHOULD CONSIDER BEFORE INVESTING AND “DILUTION” BEGINNING ON PAGE 44 WHICH DESCRIBES THE IMMEDIATE DILUTION THAT INVESTORS IN THIS OFFERING WILL SUFFER.

WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. YOU SHOULD READ THE ENTIRE PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus Dated March 6, 2020

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[Inside Cover of Prospectus]

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. You should read the entire Prospectus before making an investment decision to purchase our Coins.
You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.
This Prospectus is not an offer to sell securities in any state or jurisdiction where the offer is not permitted.

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PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This summary does not contain all of the information that may be important to you. You should read this entire Prospectus carefully, including the “Risk Factors” section and our financial statements, related notes and the other more detailed information appearing elsewhere in this Prospectus before making an investment decision.

SUMMARY

The Dakota Coin Authority

Dakota Coin Authority ("we," "us," "our," and the "Authority") is a newly created and unincorporated body politic of the Flandreau Santee Sioux Tribe of South Dakota (“FSST” or the “Tribe”), a federally recognized Indian Tribe organized under the Indian Reorganization Act of 1934, as Amended (the “Reorganization Act”). The Executive Committee of the Tribe created the Authority pursuant to the authority of its federally approved Constitution, specifically Article III, Section (3) of the Constitution, the power to appoint other boards or officers as may be deemed necessary by the Executive Committee, Article VIII, Section 1(f) of the Constitution, to promulgate and enforce ordinances governing and regulating the conduct of all persons on the reservation, Article VIII, Section 1(g) of the Constitution, to charter subordinate economic organizations for economic purposes, and to delegate powers of the Tribe to such organizations or subordinate boards or officials as the Executive Committee may determine. The Authority was initially approved by Tribal Resolution No. 19-80 on October 2, 2019 at a duly called meeting of the Tribe’s Executive Committee.

We are wholly-owned by the Tribe and were created specifically for the purpose of governing, controlling, and/or otherwise managing the creation, issuance, use and/or possession of coin and currency by the Tribe, or under its control. Further, the Executive Committee determined that the creation of an authority for this purpose is in the public interest, serves a public purpose, and will promote the health, safety, welfare, convenience, and prosperity of the Tribe’s membership. We define “currency” broadly, to include an item (such as a coin or note) that circulates as a medium of exchange, regardless of its form. We are governed by a Board of Directors (the “Board”), and our composition is identical in membership to the Executive Committee of the Tribe. The Authority maintains various attributes from the Tribe, including sovereign immunity rights, as provided in the Authorizing Resolution numbered 19-80 and Title 32 of the Tribal Law and Order Code.

The Tribe is organized pursuant to its Constitution and By-laws approved by the Secretary of the Interior and the Commissioner of Indian Affairs on April 24, 1936, amended February 7, 1941, further amended November 16, 1967, further amended November 14, 1984, and finally amended May 17, 1997 (collectively, the “Tribal Constitution”). The Tribe is governed by an Executive Committee composed of seven elected members and a Treasurer appointed by the Executive Committee. The Executive Committee has the authority to manage all economic affairs of the Tribe and to appropriate funds for public purposes. See “THE TRIBE” herein. The Tribe makes regular periodic reports to the Bureau of Indian Affairs and to the Tribal Gaming Commission pursuant to the Indian Gaming Regulatory Act, 25 U.S.C. § 2701 et seq. (“IGRA”). The Tribe also regularly reports to the Department of the Interior, the National Indian Gaming Commission, Indian Health Services, the Department of the Treasury, and reports as need to the Department of Justice depending on the requirements of certain grants afforded the Tribe and contracts of which the Tribe is a beneficiary.

The Tribal Community

The Tribe’s headquarters are located in Flandreau, South Dakota, which is located in Moody County. The total area of the Tribe’s reservation is approximately 6,000 acres, of which approximately half is trust land and the other half is owned by the Tribe in fee simple. The total membership of the Tribe is approximately 765 members, of which approximately 428 live on, or near, the Tribe’s reservation.

Major economic activities occurring on the Tribe’s reservation are governmental services, gaming, health care, road maintenance, buffalo ranching, farming, convenience store operations, tourism, arts and handicrafts, short-term lending, and a gaming resort and hotel. The Tribe’s reservation offers opportunities for hunting and fishing.

The Flandreau reservation is a small community that offers many services to Tribal members including the Royal River Casino and Hotel (the “Resort”), First American Mart convenience store and gas station (the “First American Mart”), fitness center, daycare, tribal court, health clinic, government administration office, Department of Natural Resources field office, public works, renewable energy, Dakota Language Program, police department, Tribal Historic Preservation Office, Grace Moore Elderly Center, housing department, and Prairie Junction Truck Stop on Interstate 29 just seven miles west of Flandreau. The adjacent City of Flandreau provides customary municipal services to the reservation such as ambulance service, parks and recreation, and utilities. The Tribe also has several joint powers agreements with nearby municipalities and the State of South Dakota for various public safety purposes.

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Our Business and the Tribe’s Business

In furtherance of our purpose, the Authority seeks to raise capital to expand the economic well-being of the Tribe, the Tribe’s reservation, and to manage payment systems to facilitate payments for goods and services at the Resort and within the Tribe’s reservation. Our capital raise is not critical to our success as a community, a government, a sovereign nation, or as a business enterprise. Thus, a projection of our capital needs for the coming twelve months is not relevant. The dollar amount of the offering is not a reflection of our needs. Instead, it is a reflection of our desire to participate in the global blockchain revolution and raise large sums of money like many other enterprises have done and put these funds to community uses. All the while, we seek to be compliant with U.S. law. To the extent that this offering by a sovereign nation is novel in concept, then we seek to blaze a trail of exemplary legal compliance.

The Tribe employs approximately 405 persons in various occupations on the reservation grounds, most of whom are stationed at the Resort. The Resort is the Tribe’s primary source of revenue. The Tribe also earns revenue from operating a gas station and convenience store, a recreational vehicle park (the “RV Park”), from leasing land for farming activities, hemp cultivation, and other business activities.

The Resort originally opened in 1990 and today is one of the oldest and longest-running Indian casinos in the country. The Resort presently consists of a class III gaming casino with approximately 430 slot machines, blackjack, roulette, craps, and poker tables, a 120-room hotel with indoor pool, a 136-seat restaurant and buffet, a 56-seat center bar, a 60-seat snack bar, an event/entertainment center with capacity for 700 guests, and a gift shop. The Resort received approximately $30 million in proceeds allocated from a debt offering conducted by the Tribe for Resort renovation and improvement purposes. The Tribe substantially completed the renovation of the Resort in 2019. The Authority intends to use a portion of the net offering proceeds from this Coin offering and the simultaneously conducted Utility Token offering to reduce interest expense and pay down principal on the Tribe’s debt obligations and to expand the Tribe’s offerings, amenities, and services to Resort patrons. The Authority believes that with the additional capital received from the Coin and Utility Token offerings, it will enable the Tribe to continue making substantial Resort and reservation improvements that will accommodate the direct gaming, entertainment, lodging and dining needs of its patrons and provide them with a first-rate experience.

Adjacent to the Resort is the Tribe’s First American Mart, which is a gas station and convenience store. Opened in 1996, the First American Mart sells gasoline, cigarettes and other tobacco products, as well as food, beverages and other items typically sold at a convenience store. The First American Mart has six gaming devices for patrons to enjoy. Adjacent to the Resort is the Tribe’s RV Park and campground featuring 20 parking pads with full-service hookups, indoor pool, hot tub, bathroom and shower facilities and dumping station. Users of the RV Park have access to the Resort’s full amenities. Upgrades to both the First American Mart and the RV Park are contemplated as part of the Use of Proceeds from this offering.

The Authority believes that its implementation of a Utility Token and payment platform will accelerate the Tribe’s economic growth while enhancing and simplifying the payment experience by which patrons of the Tribe’s businesses will interact with the Tribe. The Coin it is hoped by the Tribe will become a national and international icon that will put the Tribe’s brand in the minds of the mainstream investment community. Also, the Authority will be participating in the “blockchain revolution” as many other businesses and governments are doing, and the Authority believes that this offering will enhance a new and positive image for the Tribe.

Sovereign Immunity/Jurisdiction

Purchasers of Coins and Utility Tokens will not have any claim against the Tribe, the Tribe’s members or officers, or the Tribe’s assets arising out of or pertaining to the Coin or Utility Token or regarding the subject matter of the Authorizing Resolution -- and including any amendment or supplement which may be made thereto. In the aggregate, the limit of the Authority’s liability for any dispute or controversy will be limited to the proceeds of this offering. The limit of the Authority’s liability to any one investor is the amount of his or her investment.

For consistency with the afore-mentioned limitation of liability, pursuant to the Authority’s Continuous Disclosure and Other Undertakings (the “Undertaking”) referenced herein, the Authority has expressly granted a limited waiver of its sovereign immunity from suit and any requirement for exhaustion of tribal remedies should an action be commenced pertaining to the Coin or Utility Token or regarding the subject matter of the Authorizing Resolution.

The Authority also expressly submits to and consents to the jurisdiction of both the Circuit Court in Minnehaha County, South Dakota and the United States District Court for the District of South Dakota (including all state and federal courts to which decisions of such courts may be appealed), with respect to any dispute or controversy arising out of or pertaining to the Coin or Utility Token.

Although the Tribe has established more than one web site to market its businesses, prospective investors are strongly cautioned that any information appearing on one of the Tribe’s web sites not be deemed to be a part of this Prospectus and should not be utilized in making a decision whether to buy our Coin or Utility Token.

Contact Information

We can be contacted at: Dakota Coin Authority, 603 W. Broad Avenue, Flandreau, South Dakota 57028, telephone: (605) 997-3891.

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Summary of this Offering

Securities Offered by the Authority	A Total of 1,000,000,000 Digital Smart Contracts Offered for Sale:

	•	1,000,000,000 DAK Securities Coin with dividend rights

	•	The Coin is described in further detail in the section of this Prospectus titled “DESCRIPTION OF SECURITIES.”

Offering Price	•	We will sell the Coin at $0.10 per Coin. This price was determined by us arbitrarily.

Number of DAK Securities Coin outstanding before the offering	•	None.

Total number of DAK Securities Coin outstanding immediately after the offering (if fully subscribed)	•	1,000,000,000 Coin

Net Proceeds to the Authority	•
We intend to accomplish this offering through an underwriter in which case we will amend this Prospectus to disclose the material terms of such relationship as they pertain to the offering. Additionally, we estimate that blockchain development fees and the costs of this offering for such items as legal and accounting fees, printing, SEC registration fees, and other charges may exceed 50% of the gross proceeds received, and underwriting fees may represent an additional 7%. Thus, net proceeds to the Authority may approximate $328,084,030 if this offering is fully subscribed, $245,974,030 if 75% of the target amount is raised, $163,864,030 if 50% of the target amount is raised, or $81,754,030 if only 25% of the target amount is raised. Our estimation of expenses of the offering is based on conducting more than one offering. See the section of this Prospectus titled USE OF PROCEEDS.

Use of Proceeds	•
We are raising capital to improve the quality of life of the Tribal members, expand our revenue capabilities through expansion of our existing business endeavors, to pay developers for the creation and use of software, and to retire or reduce our existing debt obligations. A summary of our intended use of the proceeds of this offering is set forth in the section of this Prospectus titled USE OF PROCEEDS.

Dilution	•
A second offering of the Coin is anticipated in the near future. Investors of the Coin can expect a future offering to dilute their present ownership percentages. Price depression may be a consequence of a future offering.

Consummation of the offering	•
We will terminate this offering upon the earlier to occur of (1) six months from the effective date of this Prospectus, (2) sale of all the DAK Securities Coin being offered, or (3) any time before the six month’s anniversary from the date of the Prospectus at our sole discretion if we determine that it is in our best interests to withdraw the offering.

Payment	•	We will only accept payment in USD.

Emerging Growth Company Reporting Election	•
We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

• not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

• reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

• exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.07 billion or more in annual gross revenues; (ii) the end of fiscal year 2025; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our Coin offering held by non-affiliates exceeds $700 million on the last business day of our most recent second fiscal quarter.

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RISK FACTORS

The DAK Security Coin (“Coin”) is not a suitable investment for all persons. An investment in the Coin involves risk. All prospective investors of the Coin and purchasers of the DAK Utility Token (“Utility Token”) should carefully read this Prospectus, including the Risk Factors. Each investor should be able to bear the risk of loss of his or her entire investment in the Coin. Purchasers of the Utility Token may face risks similar to Coin investors in certain respects and therefore should read this entire Prospectus before purchasing a Utility Token.

You should carefully consider the risks, uncertainties and other factors described below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market prices of our Coin and Utility Token. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, inadvertently haven’t considered or that we currently believe are immaterial, may also impair our business operations and financial results. Our business, financial condition or results of operations could be harmed by any of these risks. The trading prices of our Coin and Utility Token are speculative and uncertain and could decline due to any of these risks. Accordingly, you may lose all or part of your investment or purchase funds.

Risks Related to an Investment in the Coin

The offering is not secured by FSST Assets

Neither the Coin nor the Utility Token will be secured by a mortgage, deed of trust or security interest in any real or personal property of FSST, including the Resort, the RV Park or the First American Mart. Accordingly, the Coin Investors and Utility Token Holders will not have any right to exercise any remedies against any real or personal property of FSST upon any event of a default or claim arising with respect to the Coin or Utility Token.

There is no assurance that investors in the Coin will receive a return on their investment

The Coin is highly speculative and any return on an investment therein is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond FSST’s control. There is no assurance that investors will realize any return on their investment. An investor’s entire investment may be lost. For this reason, each investor should carefully read this Prospectus and any amendments hereto and should consult with its own attorney, financial adviser, and tax advisor prior to making any investment decision with respect to the Coin. Investors should only make an investment in the Coin if they are prepared to lose the entirety of such investment.

The Coin is limited in the rights available to investors and in the manner in which a return of investment may be realized

The Coin, as an investment opportunity, is limited in rights afforded to investors and in the type of profit potential realizable from their investment. The Securities Coin has no redemption rights or call rights or privileges and has no right of conversion into any other security or asset of FSST or the Authority. The Coin has no liquidation rights, preemptive rights, and no sinking fund provisions. Investors will not have any voting rights or means of participation in the FSST’s or the Authority’s decision-making or governance. Indeed, FSST’s members may have interests that differ from those of individual investors, or investors in general. FSST members, therefore, may be able to obtain remedies from the Executive Committee or FSST court or through voting referendum that negatively impact the investment made in a Coin.

Investors’ potential to profit from an investment in a Coin is intended only from a gain realized through the trading of the Coin, if and when a trading market develops, and will be based solely on the post-purchase price per Coin, which may be higher or lower than the investor’s purchase price. Investors also may profit from the payment of a dividend, if and when declared, that is paid in the form of the Utility Token. No profit from trading, or payment of a dividend, is certain, nor are they guaranteed. Neither FSST nor the Authority will pay or pass through, to Coin investors, any dividends or distributions or profits or losses of FSST or Authority.

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There is a risk that there will be no trading market for the Coin, and a trading market may never develop.

At present, no securities exchange registered by, with or under any regulatory authority exists in the United States where digital assets, may be listed and traded. In fact, no digital asset is yet traded on such a registered exchange. As a result, when investors desire to re-sell their Coin or their Utility Token, there may not be a liquid trading market available for them. Consequently, Securities Coins or Utility Tokens may need to be traded over the counter (OTC). OTC securities trade by broker-dealers who negotiate directly with one another over digital networks and by phone. These Dealers act as market makers. A market maker is a firm that stands ready to buy and sell a security on a regular and continuous basis at publicly quoted prices. The Securities Coin may not be “picked up” by market makers trading OTC, which may create a significant liquidity risk for investors who hold Securities Coin or Utility Token. Lack of a trading market may also mean that there is no or little price support for the Securities Coin or Utility Token, which will likely depress the price for them. Therefore, you may not be able to sell your Coin or your Utility Token when you desire to do so, and you may suffer a trading loss under these market conditions.

The offering prices of the Coin and the Utility Token were not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

The offering prices of the Coin and the Utility Token bear no relationship to FSST’s book or asset values or likelihood of repayment or to any other established criteria for valuing securities. Because the offering price is not based upon an independent valuation, the offering price may not be indicative of the proceeds that you would receive upon a commercial sale of the Coin or Utility Token. Further, the offering price may be significantly more than the price at which the Coin or Utility Token would trade if they were to be listed on an exchange or actively traded by broker-dealers. Accordingly, potential investors in this Coin offering and potential purchasers of the Utility Token should note that the offering price of the Coin and the Utility Token being offered pursuant to this Prospectus was arbitrarily established by FSST and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

Investors purchasing the Coin and purchasers of
the
Utility Token are likely to incur immediate and substantial dilution.

Investors of the Coin being offered hereby and purchasers of the Utility Token will provide a substantial amount of FSST’s capital while investors and purchasers will assume substantially all of the financial risk. The members of FSST and users of FSST’s facilities following the application of the proceeds raised from the offering will receive a substantial majority of the benefits, if any. In addition, the Coin investors and the Utility Token purchasers may likely experience an immediate and substantial percentage dilution in the net tangible book value of their of their Coin and Utility Token when the second offering, and potentially additional offerings, of Coin and Token occurs.
See “DILUTION
.”

The Authority will have discretion over the use of the net proceeds from this offering.

At present, the net proceeds of the offering are expected to be used for improvement in the quality of life of the Tribal members, expansion of the Tribe’s revenue capabilities through expansion of its existing business endeavors, and for the retirement or reduction of its existing debt obligations. We will have some discretion in how we may apply the proceeds of this offering, but if FSST fails to apply these funds effectively, it could have a material adverse effect on the value of the Coin and of the Utility Token.
See “Uses of Proceeds”
.

We may experience negative reactions to treating the Coin as a security.

It is possible that individuals involved in the cryptocurrency and blockchain communities will disagree with our perspective that the Coin should be treated as a security. As a result, the community from which we seek investors and Utility Token purchasers may react negatively to this offering and refrain from making an investment in the Coin or a purchase of Utility Token, or worse, publicize their opinions to harm our prospects. If we receive negative publicity about the offering, this could reduce any demand for our Coin and Utility Token and diminish the price that the public is willing to pay for our Coin or Utility Token.

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The Coin is not interchangeable with the Utility Token

The Coin is not interchangeable with the Utility Token. They are coded differently and are designed for different purposes and different markets. You will not be able to invest in a Coin and use it at our reservation. You will, however, be able to purchase a Utility Token for use on the reservation. The Utility Token is designed to be used as a medium of payment for goods and services, particularly the goods and services offered on FSST’s reservation. Whereas, the Coins represent a speculative investment opportunity to profit from securities market price changes for the Coin and an opportunity to receive a return on investment in the form of payment of a dividend.

The Coin, the Utility Token, and the Authority have no history.

The Coin, the Utility Token, and the Authority are newly formed and have no operating or trading histories. There are no other digital coins or tokens offered by FSST or the Authority with which to compare them against. An investment in the Coin and a purchase of the Utility Token should be evaluated on the basis of the value and prospects of the Coin and Utility Token, respectively and independently.

The Coin and Utility Token are not legal tender, and are not backed by the United States government, and are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation (“SIPC”) protections.

The Coin and Utility Token are not legal tender, are not backed by the United States government, and are not subject to Federal Deposit Insurance Corporation or SIPC protections. Any investment in the Coin and purchase of the Utility Token is made at the risk of the investor or purchaser, respectively.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our Coin holders or Utility Token holders without information or rights available to digital investment contract investors of more mature companies or sovereign issuers.

For as long as we remain an “emerging growth company”, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of an extension of time to comply with new or revised financial accounting standards;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our investors would be left without information or rights available to investors of more mature companies or sovereign issuers.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our Coin or Utility Token.

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Risks Related to Blockchain Consulting Group, LLC (“BCG”)

We will be dependent on BCG
’s Technology and Information Support Structure in implementing, transacting and maintaining the Coin and Utility Token.

We will be dependent on the technology and information support structure of BCG, as the developer and fiduciary of the Coin and Utility Token digital infrastructure. In some respects, the technology is still being developed, customized and tested and this process is not complete (and may never be complete as systems continually evolve). Accordingly, in the event BCG fails to successfully develop, complete, test, integrate, maintain or service the digital technology platform, the transactional operation and success of the Coin and Utility Token could be compromised.

BCG has a limited operating history and has not fully implemented the technology within a Tribal Community for initiation and operational support of a Coin or Utility Token.

BCG is a newly formed limited liability company with a limited operating history. As such, it has a limited track record from which to evaluate its success and/or failures in prior endeavors. Given the lack of BCG’s operating history and Coin and Utility Token technology rollout, we cannot be certain the technology will be implemented as designed or if at all. Additionally, there is no certainty the technology can be scaled and implemented across the full operational footprint of the Tribal community.

We will be dependent on BCG and its ability to support system administration, s erver security, project administration, and business development and creative services that are necessary to secure, maintain and promote the Coin and Utility Token.

We will likely be dependent on BCG and its advisors and associated parties for the foreseeable future as it pertains to system administration, server security, project administration, and business development and creative services. If any of these advisors becomes unable to continue in their role, our business or prospects could be adversely affected. For example, the loss of key technology resources could damage our ability to manage and expand the technology infrastructure. There can be no assurance that key resources or advisors of either the Authority or BCG will continue in their present capacities for any particular period of time.

If BCG’s technology platform and crypto
-currency infrastructure suffers from a cyberattack, this may cause a material adverse effect to the Coin and Utility Token processing functionality and underlying valuation of your Coin and Utility Token.

If BCG suffers from cyberattacks or other security incidents (whether from hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, the inadvertent transmission of computer viruses or other malware, other forms of malicious attacks, malfeasance or negligent acts of its personnel, or via other means, including phishing attacks and other forms of social engineering), or their efforts otherwise compromise the functioning of the Coin or Utility Token, payment processing may be impaired. In addition, if BCG for any reason fails to continue to operate as our IT maintenance and support for the Coin and Utility Token payment network or otherwise cease operations, this may cause a material adverse effect to the Coin and Utility Token processing functionality and the value of your Coins and Utility Tokens.

BCG may have time and resource allocation conflicts as the platform technology licenses more sub-licensees.

The Authority will not likely be the only user of BCG’s platform technology. BCG will offer access to its payment platform to other Indian tribes for similar purposes as the Authority. This may result in time and resource conflicts as BCG attempts to provide IT support for an increasing number of sub-licensees of BCG’s payment platform.

As BCG’s payment platform expands its number of sub-licensees, the platform may be exposed to increased risk of hacking or cyberattack.

We only have a non-exclusive license which allows BCG to use the same technology with other clients, thus increasing the risks of hacking or other cyberattacks as the technology is expanded to new clients.

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The Chairman of BCG has a background of federal regulatory violations and several failed business ventures
.

The Chairman of BCG has a background of federal regulatory violations and several failed business ventures. His regulatory violations resulted in settlements with the Federal Trade Commission. Persons with regulatory histories or a record of unsuccessful business ventures may be a red flag warning that your investment is subject to increased risk of loss and you should exercise extra caution in deciding whether to invest.

Risks Related to Blockchain Technology and in particular, Ethereum Blockchain Technology

The Ethereum blockchain on which ownership of Coin and Utility Token will be recorded, may cause the Coin and Utility Token themselves to be the target of malicious cyberattacks or may contain exploitable flaws in their underlying code, which may result in security breaches, the loss or theft of Coin and Utility Token, the decline in value of Coin and Utility Token, or liability and reputational harm.

The Coin and Utility Token and their economies rely on the Ethereum blockchain to operate. As a result, the Coin and the Utility Token are subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software. Some of these known risks include:

•	“51% attacks,” which occur when an attacker controls a majority of computing power or digital assets necessary to validate transactions on a blockchain, giving the attacker a majority of the validation power on the network. Validators on the Ethereum blockchain who successfully obtain this validation power— either individually or as part of a “mining pool” or group of validators—may block other users’ transactions or make it appear as though they still have tokens that have been spent, which is known as a “double-spend attack.” A 51% attack may also allow an attacker to use its monopoly over new blocks to “censor” other user transactions by actively preventing them from being written to the blockchain. Any such attack on the Ethereum blockchain could result in the loss of the Coin or the Utility Token when a Holder is depositing or withdrawing the Coin or Utility Token from his or her wallet, which are transactions conducted on the Ethereum blockchain.

•	A “finney attack” occurs when an attacker mines a block but does not announce it to the network. In this case, a miner can double-spend tokens by sending them to another user in a legitimate transaction and then create a valid new block with a double-spend of those same tokens; for the attack to be successful, this block must be released so that it is added to the blockchain before the target user’s legitimate transaction. Once the block that the attacker mined is accepted, the legitimate transaction will not be accepted and the honest user will not receive the tokens, thereby being out of a payment. Typically, developers and users who accept “quick transactions” (transactions that are accepted before the counterparty can confirm that the transaction has been written to the correct version of the blockchain) when accepting payment on the network are vulnerable to this type of attack. These attacks can be avoided by requiring that several additional network operations to be written to the blockchain after any transaction before considering that transaction complete; bit developers may be incentivized not to do so to allow for quicker processing of network operations on their application. Any such attack on the Ethereum blockchain could result in the loss of the Coin or the Utility Token when a Holder is depositing or withdrawing the Coin or Utility Token from his or her wallet or to and from the Utility Token platform, which are transactions conducted on the Ethereum blockchain.

•	“Selfish-mining” attacks occur when a miner with less than 50% of the total mining power successfully mines a new block, and starts adding a new block to a “private” version of the blockchain, that is not shared with the network. Over time, with enough attempts, the attacker can temporarily develop private versions of the blockchain that are longer than the public blockchain. Because the core nodes of the Blockchain network are programmed to accept the longest version of the blockchain on the network as the correct one, this private blockchain, once made public, may gain acceptance from the network over the existing (shorter) public blockchain. A sufficiently powerful selfish miner with as little as 25% of the mining power on the Coin or Utility Token blockchain could theoretically use this attack to win more mining rewards than an honest miner with the same mining power. This could disrupt the operation of our future mining mechanisms, which could lead to disruptions in the normal operation of our blockchain and could lead to slowdowns and erratic behavior of the Coin and Utility Token. As a result, users and developers could be discouraged from participating in our network, and demand for, and the value of, your Coin and Utility Token could be reduced. Selfish-mining attacks occur on the Ethereum blockchain and could result in the loss of the Coin or the Utility Token when a Holder is depositing or withdrawing the Coin or Utility Token from his or her wallet or to and from the Utility Token platform, which are transactions conducted on the Ethereum blockchain. Selfish-mining attacks do not occur on BCG’s proprietary Layer 2 Solution sidechain.

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Such attacks may materially and adversely affect the Ethereum blockchain, which may in turn materially and adversely affect the transfer or storage of the Coin and the Utility Token. As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of the Coin or the Utility Token will be uninterrupted or fully secure. Any such interruption or security failure may result in impermissible transfers of Coin and Utility Token, a complete loss of users’ Coin and Utility Token or an unwillingness of users to access, adopt and utilize the Utility Token and Utility Token platform and/or Coin as a result of reduced trust in digital currency or reduced trust in the integrity of the Utility Token and Utility Token platform from bad publicity.

Our plans for addressing scalability issues related to the operation of apps dependent on the Ethereum blockchain subjects us to a number of technological and regulatory risks that may cause the Coin and Utility Token to be ineffective or not sufficiently cost-effective to continue operating.

As noted above, scalability is a challenge for platforms working with large blockchains like the Ethereum blockchain. Blockchain Consulting Group, LLC believes that it has addressed some of these problems by recording information about the number of Coin and Utility Token and the number of Coin and Utility Token a user may be entitled to claim in the future by processing the bulk of all Coin and Utility Token transactions on BCG’s proprietary Layer 2 Solution, a side chain to the Ether.

These solutions may not be successful and may only temporarily help us address scalability issues in a limited way. For example, Blockchain Consulting Group, LLC may cease its practice of covering certain transaction fees in the future and may not undertake to cover the costs of transactions on the Ethereum blockchain for other app developers, which may make developing apps for the Coin and Utility Token less attractive for third party developers. In addition, our solution may subject us to regulatory risks as additional third party application developers seek to join the Utility Token platform, including, for example, with respect to the potential requirement to register as a transfer agent or find a registered transfer agent to act as a validator to the Coin In general, if scalability issues are not resolved, this could make it uneconomical or unattractive for users to use the Utility Token Apps. The major risk is that users of the Ethereum blockchain could lose their Coin or Utility Token when depositing or withdrawing the Coin or Utility Token from his or her wallet or to and from the Utility Token platform, which are transactions conducted on the Ethereum blockchain.

The technology underlying cryptocurrency and blockchain technology is subject to a number of known and unknown technological challenges and risks that may prevent wide adoption and use of the Utility Token and the Coin.

The blockchain technology used in connection with cryptocurrencies like the Coin, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of the currency at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators, and hard limits on the aggregate amount of currency that may be issued. As a result of the new and untested nature of cryptocurrency and blockchain technology, the Utility Token platform and the Coin and Utility Token are vulnerable to risks and challenges, both foreseen and unforeseen. Examples of these risks and challenges include:

•	Scalability is a challenge for platforms working with large blockchains like the Ethereum blockchain, because addition of records to a blockchain requires the network to achieve consensus through a transaction validation mechanism, which often involves redundant and extensive computation, processing of transactions is slower than that achieved by a central clearinghouse, and delays and bottlenecks in the clearance of transactions may result as the cryptocurrency expands to a greater number of users.

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•	Generally, blocks cannot be removed from the blockchain, but during the validation process for large blockchains like Ethereum, competing blockchains may arise with respect to the last few blocks on the blockchain. As a result, a block is often not considered to be irreversibly on the blockchain until several additional blocks have been added to it and occasionally blocks with a handful of confirmations can be dropped and modified. Applications or other persons that account for Ethereum tokens that do not wait a sufficient period before treating blockchain as permanently written may lose assets and funds in exchange for blockchain payments that are never completed.

•	The Ethereum blockchain may either increase or decrease the incentive payments required to complete transactions on the Ethereum blockchain, which could materially and adversely affect the creation, transfer or storage of the Coin and Utility Token. In addition, changes could also reduce the number of validators on the Ethereum blockchain-which could possibly leave the Ethereum blockchain increasingly vulnerable to a 51% attack.

•	Because the Ethereum blockchain and the Coin and Utility Token blockchain are public blockchains, malicious users may freely view and, in the case of the Ethereum blockchain, access and interact with key components of the Coin and Utility Token. For example, our Coin and Utility Token are “smart contracts” written to the Ethereum blockchain, and malicious users will be able to freely access this code in ways that could allow them to steal or otherwise affect the Coin and Utility Token.

•	The expansion of the blockchain underlying the Coin and Utility Token and effecting the creation, transfer or storage of the Coin and Utility Token, which currently relies on a “proof-of-work” consensus protocol system whereby blocks are awarded based on the solving of computationally difficult problems, has resulted in Ethereum validators using increasing amounts of energy that may be unsustainable as the system continues to grow, and which may draw unfavorable regulatory attention. Further, when or if the Ethereum blockchain switches to either a hybrid “proof-of-work and proof-of-stake” or “proof-of-stake” consensus protocol system, an Ethereum-wide change to its consensus protocol may present additional risks. For example, transactions in Coin and Utility Token may not be processed as presently contemplated in the period of time during or after the switch in consensus protocols, which may materially and adversely affect the creation, transfer or storage of the Coin and/or Utility Token.

•	Undetected bugs or flaws in the “smart contract” implementing software, which is third-party software, may result in a failure of the Ethereum blockchain to observe all the rules contained in the DAK Code (defined in DAK Securities Coin below), which could compromise the usefulness of the Coin or Utility Token and, as a result, their values.

•	Although there may be solutions that have been proposed and implemented to these and other challenges facing various cryptocurrencies, the effectiveness of these solutions has not been proven. Further, other challenges may arise in the future that we cannot predict. For example, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to the Coin and the Utility Token by undermining or vitiating the cryptographic consensus mechanism that underpins the Ethereum blockchain protocol. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols which could limit the utility of the Coin and Utility Token, resulting in a significant loss of value or the termination of the tokens and the network. Accordingly, the further development and future viability of cryptocurrency in general or specific cryptocurrencies, such as the Coin and Utility Token, is uncertain, and unknown challenges may prevent their wider adoption.

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The technology underlying cryptocurrency and blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful adoption of the tokens.

The growth of the blockchain industry in general, as well as the blockchain networks on which the Coin and Utility Token will rely, is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the cryptocurrency and crypto asset industries, as well as blockchain networks, include, without limitation:

•	worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•	government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•	the maintenance and development of the open-source software protocol of blockchain networks;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

•	the extent to which current interest in cryptocurrencies represents a speculative “bubble;”

•	general economic conditions in the United States and the world;

•	the regulatory environment relating to cryptocurrencies and blockchains; and

•	a decline in the popularity or acceptance of cryptocurrencies or other blockchain-based tokens.

The digital assets industries as a whole have been characterized by rapid changes and innovations and are constantly evolving. Although they have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of the Coin and Utility Token.

The Ethereum blockchain network on which ownership and transfer of Coin and Utility Token will be recorded utilizes a code that is subject to change at any time. These changes may have unintended consequences for the Coin and Utility Token.

The Coin and Utility Token are built as an ERC-20 token recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks or the price of blockchain assets that may negatively affect the Ethereum network, other changes such as upgrades to Ethereum’s blockchain, a hard fork (a rule change such that the software validating according to the old rules will see the blocks produced according to the new rules as invalid, while all nodes meant to work in accordance with the new rules need to upgrade their validating software) in Ethereum, or a change in how transactions are confirmed on the Ethereum blockchain may have unintended, adverse effects on all blockchains utilizing the ERC-20 standard, including the Coin and Utility Token. For example, the proposed change in Ethereum’s consensus mechanism from a proof-of-work to modified proof-of-stake format could affect the issuance or transfer of Coin and Utility Token. These changes may occur at any time and may cause delays in development or may completely foreclose our ability to maintain the Coin and Utility Token. Any such changes to the Ethereum network could result in a disruption to Blockchain Consulting Group, LLC and the Coin and Utility Token—which could negatively affect the value of your Coin and Utility Token.

Forks may be implemented on the Ethereum blockchain or on the Coin and Utility Token blockchain in a manner that may affect the value of your Coin and Utility Token, and may ultimately result in duplicate records of Coin and Utility Token which we have not issued and may not support.

Third party groups or individuals involved in the network may at any time propose upgrades or changes to the open-source software underlying the Coin and
Utility Token that can result in prolonged “forks” in the Ethereum blockchain or the Coin and Utility Token blockchain. While we do not believe that these changes present significant risks to the Coin and Utility Token or to holders of the Coin and Utility Token, there is, however, a possibility that these changes could result in disruptions to the Coin and Utility Token or disagreements in the Utility Token platform community of developers and users regarding which fork of a blockchain should be recognized as legitimate for the Coin and Utility Token.

15

As a holder of the Coin and Utility Token, you will be responsible for securing and maintaining your private keys and otherwise following cybersecurity best practices. Failure to do so may result in the loss of all your Coin and/or Utility Token.

The Coin and Utility Token balances are associated in your wallet with your token public key, which is in turn associated with your token private key. You are responsible for knowing your private key and keeping it a secret. Because a private key, or a combination of private keys, is necessary to control and use Coin and Utility Token stored in your digital wallet or vault, the loss of one or more of your private keys associated with your digital wallet or vault storing the Securities Coin and/or Utility Token will result in the loss of your Coin and Utility Token.

You are responsible for educating yourself on best practices for securely keeping private keys, protecting your personal information and on cybersecurity best practices. While we take steps to prevent or mitigate the impact of cyber-attacks to the Coin and Utility Token and open-source software, there can be no guarantee that we will be successful in preventing all cyber-attacks on this software. Holders of cryptoassets can be targeted by hackers in many ways, most of which are out of our control. Holders’ private keys also can be stolen. Any third party that gains access to one or more of your private keys, including by gaining access to login credentials of a hosted wallet service you use, may be able to misappropriate your Coin and Utility Token. We will use reasonable efforts to make resources regarding best practices for keeping private keys secure to users, but we have no control over this type of attack and cannot directly stop hackers from stealing private keys of users. We accept no liability and will not reimburse you for any theft of private keys or any malfunction of any wallet software. As a result, any loss of your Coin and Utility Token due to theft or unauthorized use of your private key may be final and result in the complete loss of your Coin and Utility Token.

In addition to stealing money and tokens, hackers also have accessed investors’ personal information like addresses, phone numbers, bank details and credit card numbers. In an ICO, there are many touchpoints where something can go wrong (such as digital wallet providers), so be aware that cybersecurity vulnerabilities exist, and many of these entities might be operating internationally and without any regulatory oversight. There are no assurances that losses due to such theft and vulnerabilities will not occur with Coin and/or Utility Token.

Investor Fear of Missing Out (“FOMO”) can inflate Initial Coin Offering (“ICO”) valuations.

If you are concerned that failure to invest in an ICO at this moment in time means you are missing out on future gains, you are not alone. ICO valuations often are based on a fear of missing out (“FOMO”) rather than on market fundamentals, project development forecasts and the nature of tokens offered. With little information available about companies that undertake ICOs, investors are not in a strong position to make informed choices. Many ICO issuers publish a whitepaper that provides details about an offering, such as a description of its blockchain technology, team member bios and token information. White papers can be valuable to investors, but it is difficult for investors to verify the information included. Some papers may be misleading or even fraudulent. Even the most comprehensive ICO whitepaper tends to lack the features of Prospectuses or other offering documents and disclosures required by the federal Securities laws, such as audited financial statements, disclosures about the Issuer and its officers, and risk factors to consider before investing.

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The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and

•	Continued worldwide growth in the adoption and use of cryptocurrencies;

•	Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

•	Changes in consumer demographics and public tastes and preferences;

•	The maintenance and development of the open-source software protocol of the network;

•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	General economic conditions and the regulatory environment relating to digital assets; and

•	Negative consumer sentiment and perception of cryptocurrencies generally.

Such events would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors in our Coin and/or Utility Token.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in our Coin and Utility Token

A number of companies that provide cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to Securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Companies, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade our Coin or Utility Token. Such factors would have a material adverse effect on our ability to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and harm investors.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Geopolitical events or crises often motivate large-scale commodity purchases that cause rapid increases in the prices of commodities. When public interest or concern for such events wanes, the prices of affected commodities often drop rapidly. Cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is uncertain but could be harmful to us and investors in our Coin and purchasers of our Utility Token. The market prices for our Coin and Utility Token could rise rapidly only to be followed by a rapid market price drop. We have no data on how our Coin or Utility Token will behave, and investors in the Coin and purchasers of the Utility Token should be cautious and seek professional advice to assess how global events and crises may affect cryptocurrencies in general and in particular our Coin and Utility Token.

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Acceptance and/or widespread use of cryptocurrency is uncertain.

Currently, there is a relatively small use of cryptocurrencies in the retail and commercial marketplace for goods or services. In comparison there is relatively large use by speculators contributing to price volatility.

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect the Authority’s business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Political or economic crises may motivate large-scale sales of cryptocurrencies, which could result in a reduction in value and adversely affect us.

Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in their value and could adversely affect us. Such circumstances would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

Lack of liquid markets, and possible manipulation of blockchain/cryptocurrency based assets may adversely affect us.

Digital Assets (Utility Tokens, Security Tokens, and Cryptocurrency) that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and screen the various issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about screening issuers of digital assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of digital assets. These factors may decrease liquidity or volume, or increase volatility of digital currencies or other assets trading on a ledger-based system, which may adversely affect the Authority. Such circumstances would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

Cryptocurrency investors and purchasers may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Flaws in, and exploitations of the source code allow malicious actors to take or create money have previously occurred. To date, several hackings have become public knowledge whereby hackers have exploited security vulnerabilities in computer code used by cryptocurrency exchanges, digital wallets and companies that hold cryptocurrency to steal the equivalent of hundreds of millions of dollars based on current exchange rates. Such events would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Competing blockchain platforms and technologies may adversely affect our business.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. This may adversely affect the Authority and/or its exposure to various blockchain technologies. Such circumstances would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

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Cryptocurrency assets may be subject to loss, theft or restriction on access.

There is a risk that some or all of your cryptocurrency assets from time to time could be lost or stolen. Your access to your cryptocurrency assets from time to time could also be restricted by cybercrime (such as a denial of service attack) against a service at which you maintain a hosted online wallet. Any of these events may adversely affect your investments and profitability. The loss or destruction of a private key required to access your digital wallets may be irreversible, and you may be denied access for all time to your cryptocurrency holdings. Your loss of access to your private keys or our experience of a data loss relating to our digital wallets could adversely affect your investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are ever lost, destroyed or otherwise compromised, we will be unable to access the cryptocurrency assets we hold from time to time and such private keys will not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store the cryptocurrency assets the Authority holds from time to time would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

The Coin and Utility Token transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in your wallet software may not be recoverable.

The Coin and Utility Token transactions in the blockchain may be irreversible, and, accordingly, you may irreversibly lose all of your Coin and Utility Token in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches. Losses due to fraudulent or accidental transactions may not be recoverable.

Cryptocurrency transactions are generally irrevocable and if stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could adversely affect your investments and assets.

Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a cryptocurrency or a theft of cryptocurrency generally will not be reversible, and you may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, your cryptocurrency could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Such events would have a material adverse effect on our ability to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

We may lose our private key to our digital wallet, destroying all of our cryptocurrency assets.

Cryptocurrencies are stored in a digital wallet and are controllable by the processor of both the public key and the private key relating to the digital wallet in which the cryptocurrencies are held, both of which are unique. If the private key is lost, destroyed, or otherwise compromised, we may be unable to access our cryptocurrencies held in the related digital wallet which will essentially be lost. If the private key is acquired by a third party, then this third party may be able to gain access to our cryptocurrencies.

We rely on third party service providers to develop our Coin and Utility Token who may be at risk to cyber-security and malicious activity.

Blockchain Consulting Group, LLC has been hired by the Authority to conceptualize, develop, offer (if licensed), close, and maintain the newly formed Coin, Utility Token and the Utility Token platform.

Blockchain Consulting Group, LLC may be vulnerable to hacking or other malicious activities that we cannot control. If one or more malicious actor(s) obtains control of sufficient consensus nodes on the Blockchain, or, other means of alteration, then a Blockchain may be altered. While the Blockchain is decentralized, there is increasing evidence of concentration and techniques that may increase the risk that one or several actors could control the Blockchain on which we conduct business.

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We rely on third party service providers to exchange our cryptocurrencies who may be at risk to cyber-security and malicious activity.

Trading platforms and third-party service providers may be vulnerable to hacking or other malicious activities which we cannot control. If one or more malicious actor(s) obtains control of sufficient consensus nodes on the Blockchain, or, other means of alteration, then a Blockchain may be altered. While the Blockchain is decentralized, there is increasing evidence of concentration and techniques that may increase the risk that one or several actors could control the Blockchain on which we conduct business.

Cryptocurrencies may be traded on numerous online platforms, through third party service providers and as peer-to-peer transactions between parties. Many marketplaces simply bring together counterparties without providing any clearing or intermediary services and without being regulated. In such cases, you assume all risks.

Cryptocurrency trading platforms are largely unregulated and provide only limited transparency with respect to their operations. Accordingly, such trading platforms have come under increasing scrutiny due to cases of fraud, business failure or security breaches, where you may not be compensated for losses caused by such activities. Although one does not need a trading platform or an exchange to trade cryptocurrencies, such platforms are often used to convert fiat currency into cryptocurrency or to trade one cryptocurrency for another.

There are no assurances that the market for Cryptocurrencies will not continue to be highly volatile.

The Digital Assets industry is part of a new and rapidly evolving ecosystem, which itself is subject to a high degree of uncertainty. For a relatively small use of Cryptocurrencies in the retail and commercial marketplace, online platforms have generated a large trading activity by speculators seeking to profit from the short-term or long-term holding of Cryptocurrencies. Most Cryptocurrencies are not backed by a central bank, a national or international organization, or assets or other credit, and their value is strictly determined by the value that the market participants place on them through their transactions, which means that loss of confidence may bring about a collapse of trading activities and an abrupt drop in value.

Risks Related to Regulation

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins, Ethereum, or other cryptocurrencies, participate in the blockchain or utilize similar digital assets in one or more countries, the ruling of which would adversely affect the Authority.

One or more countries, such as China and Russia, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use cryptocurrencies or the blockchain or digital assets or to exchange these digital assets for fiat currency. Such restrictions may adversely affect the Authority.

If regulatory changes or interpretations require the regulation of Utility Token or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, as amended, the Exchange Act and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the Securities and Exchange Commission (“SEC”), Commodity Futures Trading Commission, Internal Revenue Service, Department of Treasury or other agencies or authorities, we may be required to register and comply with such applicable regulations. To the extent that we decide to continue operation of the Authority, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us and/or the Authority. The Authority may also decide to cease certain operations. Any disruption of operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to us.

20

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrency is viewed or treated for classification and clearing purposes. In particular, cryptocurrency may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions, unless another exemption is available, including transacting cryptocurrency amongst owners and require registration of trading platforms as “exchanges” such as Coin square. Nobody, including us and the Authority, can be certain as to how future regulatory developments will impact the treatment of cryptocurrencies under the law. If the Authority were to determine not to comply with such additional regulatory and registration requirements, it may seek to cease certain of its operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in Coin or Utility Token. Such circumstances would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

Online platforms that facilitate trading in ICO tokens are not registered securities exchanges.

The SEC recently warned investors about online trading platforms that refer to themselves as “exchanges”. Such characterization may lead investors to believe that those exchanges are regulated entities or meet the regulatory standards of a national securities exchange. However, no ICO platforms are currently registered as securities exchanges, and the SEC has stated that it does not regulate these platforms as exchanges or review the digital assets on these platforms. No assurances can be given that any regulation will ever be promulgated to protect investors in cryptocurrencies, or that if promulgated, such regulations will be adequate to protect investors’ holdings of such cryptocurrencies.

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be subject to fraud and failures.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices or confidence, impact the Authority’s success, and have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects and operations.

Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. For example, during the past three years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information from, or gain access to private computer systems and investor’s account information) and may be more likely to be targets of regulatory enforcement action. We do not maintain any insurance to protect from such risks, and do not expect any insurance for customer wallets to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk from such events. In the event we face fraud, security failures, operational issues or similar events, such factors would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects and operations.

Since there has been limited precedence set for financial accounting of bitcoin, Ethereum, and other digital assets, it is unclear how we will be required to account for digital assets transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

21

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade.

Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation. The effect of any future regulatory change on our business or any cryptocurrency that may impact the Authority’s business is impossible to predict, but such change could be substantial and would have a material adverse effect on the Authority’s business, prospects and operations.

To date, the SEC has released statements that state that the United States would, in some circumstances, consider the offer and sale of blockchain tokens pursuant to an ICO subject to federal securities laws. China has released statements and taken similar actions. Canada has also released a notice, which indicated that the Canadian securities administrators would, in some circumstances, consider the offer and sale of blockchain tokens pursuant to an ICO subject to Canadian securities laws.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies could result in restriction of the acquisition, ownership, holding, selling, use or trading in our Coins and Utility Tokens. Such a restriction could have a material adverse effect on the Authority’s ability to pursue this segment at all, raise new capital which would have a material adverse effect on our business, prospects or operations and harm investors who hold Coins and/or Utility Tokens.

On-going and future regulatory actions and regulatory change related to our business or cryptocurrencies may impact the Authority’s ability to continue to operate and such actions could affect the Authority’s ability to pursue this segment at all, which would have a material adverse effect on the Authority’s business, prospects or operations.

There are uncertainties related to the regulatory regimes governing blockchain technologies, cryptocurrencies, digital assets, the Coin, the Utility Token and its platform, and new regulations, interpretations or policies may materially adversely affect the Coin and the Utility Token and its platform, the further development of the Coin and Utility Token and its platform, and the value of the Coin and Utility Token.

Regulation of assets like the Coin and Utility Token and related technologies and actors (such as blockchains and cryptocurrency exchanges) involves uncertainty as to how existing law will apply, or the overall impact of development and trading of such assets on a central government’s ability to control or regulate its economy. Accordingly, such regulation is likely to rapidly evolve as government agencies take greater interest and develop new approaches to regulation of these assets and technologies; and varies significantly among international, federal, state and local jurisdictions.

The Utility Token and
its platform and the Coin are novel technologies and relatively untested, and the application of U.S. federal and state securities laws to aspects of the Coin and Utility Token and its platform is unclear in certain respects.

Because of the differences between the Coin, Utility Token and traditional securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Coin. In addition, because of the novel risks posed by the Coin and/or the Utility Token, it is possible that securities regulators may interpret laws in a manner that adversely affects the Coin and the value thereof, or the Utility Token, including our development plans for the Utility Token’s platform.

22

Various legislative and executive bodies in the United States and in other countries may, in the future, adopt laws, regulations, or guidance, or take other actions that could severely or materially impact the permissibility of the Coin, the Utility Token, the Utility Token platform, including our plans for the further development of the Utility Token platform, tokens generally and, in each case, the technology behind them or the means of transacting in or transferring them. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to this technology and its applications, including the Utility Token platform, the Coin and Utility Token. In addition, self-regulatory bodies may be established that set guidelines regarding cryptocurrencies, securities like the Coin, tokens like the Utility Token, and platforms like Utility Token platform, which could have similar effects to new policies adopted by government bodies.

Any future regulatory actions applicable to the Authority, the Coin and the Utility Token, and our related activities could severely impact the Authority, including further development of the Utility Token platform, and the value of the Coin and Utility Token. We may need to restructure operations significantly or take other adverse actions to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of the Authority’s business, operations and Utility Token platform, or require the Authority to restate its financial statements. These corrective actions could, in turn negatively affect the value of the Coin and Utility Token. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or government agencies or litigation or administrative actions) that requires the Authority to spend significant time and effort, which would pull the Authority’s attention away from the core of its business and potentially deplete its resources. It could also result in negative publicity. Regulatory change could even potentially result in the Coin and/or Utility Token or certain operations or planned operations of other Utility Token platform participants, including developers of third party apps or validators, being determined as impermissible, which could result in a need for dramatic alterations or the termination of these operations or planned operations. Regulatory action could also affect the rights of holders of the Coin and/or Utility Token, for example by severely limiting the ability of holders to transfer or sell their holdings.

Cryptocurrency networks, blockchain technologies, and coin and token offerings also face an uncertain regulatory landscape in many foreign jurisdictions, including (among others) the European Union, China and Russia. Various foreign jurisdictions may, in the future, adopt laws, regulations or directives that affect the Utility Token platform, including our plans for the further development of the Utility Token platform, or the Coin and Utility Token. These laws, regulations or directives may conflict with those of the United States or may directly and negatively impact the business of the Authority. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to the adoption and value of the Coin and Utility Token.

The Coin may not qualify as a “covered security” under National Securities Markets Improvement Act (NSMIA), and therefore may not be exempt from State Level Regulators.

NSMIA’s main consequence is to increase the authority of federal regulators at the expense of their state-level counterparts, which is expected to increase the efficiency of the financial services industry. However, if the Coin is not exchange-listed, it may not qualify as a “covered security” under NSMIA if it does not find buyers qualified under Section 18 of the Securities Act. In such case, the Coin will be subjected to state-by-state offering compliance and will be traded over-the-counter. The costs and time delays associated with state offering compliance could make the registered offering financially impractical for FSST and/or the Authority, in which case the offering may be withdrawn or abandoned.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act would lead to loss of investor confidence in our reported financial information.

As a registrant under the Securities Act of 1933, we will be required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then the business and operating results of the FSST and/or the Authority could be harmed, investors could lose confidence in the reported financial information, and the trading price of Coin and/or Utility Token could drop significantly.

In order to achieve compliance with Section 404 of the Act within the prescribed period, FSST and/or the Authority will need to engage in a process to document and evaluate our internal control over financial reporting, which will be both costly and challenging. In this regard, management will need to dedicate internal resources, engage outside consultants and adopt a detailed work plan.

23

During the course of testing, management may identify deficiencies which FSST and/or the Authority may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if management fails to achieve and maintain the adequacy of its internal controls, as such standards are modified, supplemented or amended from time to time, management may not be able to ensure that they can conclude on an ongoing basis that effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act are incorporated into its standard financial reporting. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary to produce reliable financial reports and are important to helping prevent financial fraud.

Future regulations may prevent us or restrict our ability to use our Cryptocurrencies.

There are significant inconsistencies among various regulators with respect to the legal status of Cryptocurrencies. There is proposed legislation by Congress that will provide a sweeping regulatory framework if passed entitled Cryptocurrency Act of 2020. Some Regulators have expressed concern that Cryptocurrencies may be used by criminal and terrorist organizations. Certain countries are restricting the right to acquire, own, hold, sell, or use Cryptocurrencies. The SEC also has not to date approved for listing and trading any exchange-traded products (such as ETFs) holding cryptocurrencies or other assets related to cryptocurrencies. The SEC has issued investor alerts, bulletins, and statements on initial coin offerings and cryptocurrency related investments. Furthermore, the SEC has not approved for listing or trading any exchange-traded cryptocurrencies, or other assets related to cryptocurrencies.

Should the SEC determine that any one of the cryptocurrencies obtained by the Authority or its affiliates for services rendered are not compliant, it may have a negative effect on the value of the cryptocurrency. The Authority has applied to be registered with FinCen, but it may be determined to be subject to other regulators as well.

The Authority is not licensed to conduct a virtual currency business in New York and does not intend to become licensed in any other state that may require licensing in the future. The Authority have taken the position that the New York’s BitLicense Regulatory Framework does not apply to our offer of the Coin or the Utility Token. It is possible, however, that the New York State Department of Financial Services could disagree with our position.

The Authority is not licensed to conduct a virtual currency business in New York or any other state. The Authority has, however, taken the position that the State of New York’s BitLicense Regulatory Framework does not apply to the offer and sale of securities like the Coin. The Authority is also taking the position that the Coin offered pursuant to this Prospectus is a “covered security” as that term is used in Section 18 of the Securities Act, and as a result, the BitLicense Regulatory Framework is preempted under federal law with respect to the Coin offered under this Prospectus. In addition, management believes it is reasonable to conclude that application of the BitLicense Regulatory Framework to the Coin and Utility Token is preempted under New York state law. In 2011, the New York state legislature created the New York Department of Financial Services (“NYDFS”) by transferring the functions of the New York State Banking Department and the New York State Insurance Department into a new, consolidated department. The statute authorizing the NYDFS (the “Financial Services Law”) provides the NYDFS and its superintendent with limited authority to regulate certain banking, insurance, and related financial products and services in the state of New York. The Financial Services Law defines “financial product or service” to specifically exclude from the NYDFS’s authority financial products or services that are “(i) regulated under the exclusive jurisdiction of a federal agency or authority, (ii) regulated for the purpose of consumer or investor protection by any other state agency, state department or state public authority, or (iii) where rules or regulations promulgated by the superintendent on such financial product or service would be preempted by federal law.”

It is possible that the New York State Department of Financial Services could disagree with the positions taken by the Authority as described herein. If the Authority were deemed to be conducting an unlicensed virtual currency business in New York, we could be subject to significant additional regulation and/or regulatory consequences. This could lead to significant changes with respect to the operation or planned operation of the Coin and Utility Token, how the Coin and Utility Token are structured, how they are purchased and sold, and other issues, and would greatly increase costs in creating and facilitating transactions in the Coin and Utility Token. It could lead to the termination of the Coin and/or Utility Token or decreases in the value of the Coin and/or Utility Tokens. In addition, a regulator could take action adverse to the Authority, other Utility Token platform participants, the Utility Token platform, the Utility Token or the Coin. Any of these outcomes would negatively affect us, the Coin, Utility Token, the Utility Token platform, including its further development, and the value of the Coin and/or Utility Token and/or could cause the Authority to cease operations.

Currently, New York is the only state that requires a license to operate a virtual currency business, but it is possible that other states may require licenses in the future. If additional states begin to regulate virtual currency businesses as New York has, or impose other regulatory restrictions, and take the position that the Authority or other Coin and Utility Token holders or Utility Token platform participants are operating regulated virtual currency businesses, it could have a material adverse effect on the Authority’s ability to operate in those states, or for holders of the tokens to engage in any activities related to the Utility Tokens in those states, which could affect the value of the Coin and the Utility Token. This could also lead to the potential legal consequences described above with regard to New York.

24

Risks Related to FSST’s and the Authority’s Business

Our Board does not have experience operating a new internet-based payment platform.

The Board of Directors of the Authority has no experience operating an internet-based payment platform. The Coin and Utility Token and the networks related thereto represent a new business venture for the Authority. Further, cryptoassets, such as the Coin and Utility Token, and the related network infrastructure represented by the payment network and the DAK blockchain, are a new and untested technology. While our information technology vendor, Blockchain Consulting Group, LLC, purports to have substantial experience involving the use of blockchain technology, this experience does not guarantee future outcomes or the long-term success of the Coin or Utility Token and the related payment network.

The Utility Token may face challenges in becoming an accepted form of payment.

The Utility Token may face challenges in becoming an accepted form of payment for several reasons. We believe that we are the first Native American government – and the first domestic governmental body recognized by the United States government – to attempt a cryptocurrency-based payment platform. We may face challenges in gaining acceptance of the Utility Token as a payment medium. Gaining acceptance and widely distributed usage will be important to the success of all Utility Token and/or Coin holders. The more widely-accepted the Utility Token is, the easier that our patrons and payment platform users will be to exchange the Utility Token for goods and services in their respective venues.

As a business enterprise, particularly as it pertains to the Royal River Casino and Hotel (the “casino & resort” or “Resort”), we face competition from other casinos and risks associated with operating a casino and resort, and as a licensed-casino operator we are subject to the possibility of governmental action that threatens our licensing status. These risks also can impact the market-acceptance of the Utility Token as payment medium. Resort patrons who are used to gambling with cash may find it challenging to accept the Utility Tokens as payment for gaming, and non-gaming transactions.

The integration and use of the Utility Token with Resort systems, including its player tracking software, slot machine software, and point-of-sale systems is challenging, and requires a lengthy vetting process with the developers of those systems. The integration of the Utility Token with some existing Resort systems may not be approved.

The gaming industry is highly competitive and FSST will face c om
p
e
ti
t
io
n within the casino industry that could negatively impact the demand for the Coin and Utility Token.

The Resort will face competition from other casinos located in the states of South Dakota, Iowa, Minnesota, and elsewhere, and other forms of gaming and entertainment. If the Resort is unable to successfully compete, demand for the Coin and the Utility Token likely will fall, and investors or purchasers of either instrument could suffer a complete loss of their investment or purchase.

The gaming industry is highly competitive, and FSST’s competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, and geographic diversity. The Resort will also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. The Resort’s failure to compete successfully could adversely affect its business, its financial condition, results of operations, and cash flow.

25

Gaming competition is limited on a local basis. Other than the Resort, there is only one other casino located within a 50-mile radius of the site – Grand Falls Casino Resort near Larchwood, Iowa. Combined, the two casinos have approximately 1,260 slot machines and 50 table games. On a regional basis, there are another six Indian casinos in South Dakota, four Indian casinos and many card rooms in North Dakota, twenty-two Indian casinos and two commercial casinos in Minnesota, four Indian casinos and nineteen commercial casinos in Iowa and four Class II Indian casinos in Nebraska located within a 200-mile radius of the site. The Resort also competes with casinos located in Nevada and other states, internet gaming, state-sponsored lotteries, on- and off-track wagering and other forms of gaming in the United States, as well as with traditional bingo operations and electronic bingo machines in the casino and resort’s primary market area, card rooms, gaming on cruise ships, online gaming, international gaming operations and other forms of entertainment.

If the Resort is unable to compete successfully, FSST will not be able to generate sufficient cash flow, and our business, financial condition and results of operations could be materially adversely affected.

The variability in resort
w
in
ra
t
es and the underlying factors may adversely affect the financial condition, plan of operations, and cash flow of the business.

The gaming industry is characterized by an element of chance. Accordingly, FSST will employ theoretical win rates to help estimate what a certain type of player, on average, will win or lose over a longer time period. In addition to the element of chance, theoretical win rates are also affected by the spread of table limits and factors that are beyond FSST’s control, such as a player’s skill and experience, the mix of games played, the financial resources of players, the volume of bets played, and the amount of time players spend on gambling. As a result of the variability in these factors, the actual win rates at the Resort may differ from the theoretical win rates anticipated and could result in the winnings of the gaming patrons exceeding those of the Resort. The variability in these factors, alone or in combination, has the potential to negatively impact actual win rates, which may materially and adversely affect the financial condition, plan of operations, and cash flows of the Authority.

Acts of player f
rau
d
or
cheati
ng could result in losses in our gaming operations and have an adverse effect on the Resort’s reputation.

Players in the Resort may attempt or commit fraud or cheat in order to increase their winnings. Acts of fraud or cheating could involve the use of counterfeit chips or other tactics, possibly in collusion with our employees. Internal acts of cheating could also be conducted by employees through collusion with dealers, surveillance staff, floor managers, or other casino or gaming area staff. Failure to discover such acts or schemes in a timely manner could result in losses in our gaming operations. In addition, negative publicity related to such schemes could have an adverse effect on the Resort’s reputation, thereby materially and adversely affecting the financial condition, plan of operations, and cash flows of its business.

Wea
the
r-related an
d
seaso
nal
factors could negatively affect revenues and cash flows and have a material adverse effect on the Resort’s operations.

The business of the Resort could be affected by weather-related factors and seasonality that would cause revenues and cash flows to fluctuate. Results of operations may be adversely affected by weather-related and seasonal factors. Severe winter weather conditions may deter or prevent patrons from reaching the casino and resort or undertaking day trips. In addition, some recreational activities, such as tourism, are curtailed during the winter months. There can be no assurance that weather-related and seasonal factors will not have a material adverse effect on the Resort’s operations.

Future changes in or interpretations of the laws regarding Indian gaming or the compact with the State of South Dakota or a failure to maintain required gaming and other regulatory licenses and permits could harm ability to conduct gaming.

26

Gaming on FSST lands in South Dakota, as with any other state is governed by FSST law, federal law, and for Class III gaming, FSST-state compacts. Congress has plenary power over Indian affairs and can establish and change the terms upon which Indian tribes may conduct gaming. Currently, the operation of all gaming on Indian lands is subject to the Indian Gaming Regulatory Act (the “IGRA”). In prior sessions of Congress, legislation was proposed to amend IGRA, including legislation to repeal some of the provisions of the act, to prohibit the operation of certain types of gaming on Indian reservations in states where gaming is not otherwise allowed on a commercial basis, to restrict or prohibit gaming conducted outside the boundaries of an Indian reservation, and to eliminate exceptions to the provisions of IGRA that restrict or prohibit gaming on trust lands acquired by the United States for tribes after October 17, 1988, or by tribes that have recently gained federal recognition. However, certain legislative proposals in recent years have proposed repealing many of the provisions of IGRA. In addition, under federal law, gaming on FSST’s land may be dependent upon the permissibility under South Dakota law of certain forms of gaming or similar activities. If South Dakota were to make various forms of gaming illegal or against public policy (or the courts were to similarly rule), or otherwise to take a legal position adverse to the compact between FSST and the State of South Dakota or any of its provisions, such actions could harm FSST’s ability to conduct gaming operations.

FSST cannot predict the likelihood of enactment of any future federal or state legislative proposals. Changes in applicable laws and regulations could limit or materially affect the types of gaming the casino and resort may offer and the revenues its gaming operations will generate. Furthermore, if Congress enacted legislation that was applied retroactively, the ability to meet FSST’s obligations under its existing financial obligations could be adversely affected.

Additionally, the compact imposes ongoing compliance obligations, including the requirement to maintain licenses, permits, and approvals in order to conduct gaming operations. A failure to observe any of these obligations could result in a breach of the compact and the loss of the right to conduct the full range of gaming activities proposed for the Resort, including the operation of gaming devices and various table games permitted under the compact.

A Coin Holder’s and Utility Token Holder’s
abi
l
it
y
to
enfo
rc
e
it
s
r
ig
h
t
s
aga
in
s
t
FSST are
limi
ted
by
FSST’s
sov
er
ei
g
n
im
mu
nit
y

The Issuer is a subsidiary of FSST. FSST and its enterprises and operating entities and subdivisions are immune from unconsented lawsuits and generally may assert sovereign immunity to prevent any legal proceedings being brought against them in the courts. The Authority will grant a limited waiver of the Authority’s sovereign immunity and will consent to specific suits against the Authority only for the purpose of enforcing the obligations attendant to this offering. The waiver of sovereign immunity does not extend to all possible claims that a holder of the Coin or the Utility Token might allege against FSST or the Authority. The waivers will permit enforcement against the Authority only in certain limited circumstances. No judgment against the Authority will be enforceable against any property or assets of FSST outside the property or assets of the Authority.

The remedies under federal and state laws normally available to aggrieved investors may be unavailable due to the application of sovereign immunity. The enforcement of any remedies could prove both expensive and time consuming. In addition, the enforcement of remedies is subject to terms of the Tribe’s Resolution 19-80 that provides, among other things, that (a) all remedies exercised against the Authority must be exercised solely by the Coin Holders and Utility Token Holders, and (b) that recovery in the aggregate is limited to recovery from the total capital raised in this registration statement, and (c) that recovery by each individual investor is limited to the dollar amount of his or her investment.

Enforcement of a final judgment will also be subject to limitations imposed by law. Furthermore, if it were ultimately determined that either FSST’s or the Authority’s respective waivers of sovereign immunity or consent to jurisdiction was not enforceable, holders of the Coin or Utility Token could suffer a loss of some or all of their investment.

The
r
i
g
hts
of
Coin Holders and Utility Token Holders
ar
e
n
ot
su
bj
e
c
t
to
im
p
a
i
rment
by
ref
e
re
n
dum

Unlike state governments, FSST is not subject to U.S. constitutional restrictions on impairment of contractual obligations. The FSST Constitution provides for referendum procedures. Pursuant to this provision, any enacted or proposed ordinance or resolution of the Executive Committee is subject to a referendum vote of FSST members upon a written petition signed by one-third of the eligible voters, or upon request of a majority of the members of the FSST Council. Although this provision of the FSST Constitution could be interpreted to permit a referendum vote of FSST members that could impair FSST’s obligations under the transaction documents, FSST has covenanted to not adopt legislation, either by its Executive Committee or by a referendum vote of its enrolled membership, that will impair the rights of the Coin Holders or the Utility Token Holders or their respective successors or assigns, including the right to any remedy provided by the transaction documents. Such covenant shall not restrict FSST’s ability to exercise its rights and remedies.

27

Dispu
t
e
s
wi
th
FSST
rela
t
in
g
to
t
h
e
Undertaking
m
a
y
b
e
re
q
uire
d
to
be
res
o
lv
ed
i
n
a
FSST
fo
ru
m

FSST will expressly consent to the jurisdiction of the Circuit Court in Minnehaha County, South Dakota and the United States District Court for the District of South Dakota (including all State and federal courts to which decisions of such courts may be appealed) to resolve any claim or controversy arising under the transaction documents. The transaction documents will also provide that the Tribe or the Authority may require themselves to settle disputes by entering into binding arbitration, with the arbitration awards enforceable in federal, state or FSST court.

Federal courts are courts of limited jurisdiction, and a federal court may be unable, as a matter of federal law, to assume jurisdiction over an action to enforce the Indenture. Moreover, even when a federal court has jurisdiction over a matter involving an Indian tribe, if the FSST government has a FSST court, the federal court may recognize the principle of exhaustion of FSST remedies, which would result in a federal court deferring, in the first instance, to the FSST court for an initial adjudication on the matter. In such case, only after the FSST court has ruled will the federal court examine whether the FSST court had jurisdiction in the first instance.

FSST has its own court system. Although FSST will consent to the jurisdiction of certain federal and state courts over the Authority and will waive any requirement that such remedies first be exhausted in FSST court, a dispute concerning the offering may nonetheless be heard in FSST court if the federal or state courts do not accept jurisdiction. Moreover, any judgment from a non-FSST court or an arbitration award requiring enforcement on FSST’s reservation may require that an order for such enforcement be issued by FSST’s courts.

The Authority
ma
y
not
be
s
u
bj
ect
t
o
fe
d
era
l
b
a
nk
ru
pt
c
y
law
s

Under existing law, it is not clear whether an Indian tribe can be a debtor in a bankruptcy case. If the Authority filed, or attempted to file, for bankruptcy protection, the rights of Coin Holders and Utility Token Holders to enforce their rights under the transaction documents may be stayed and delayed. If the Authority is not eligible to be the debtor in a bankruptcy case, the Authority may not be eligible for relief under, or subject to, any bankruptcy or insolvency law. While this means that Coin or Utility Token holders will be able to assert their rights without needing to consider the possible impact of bankruptcy or insolvency laws, it also means that there may be no legal framework for resolving issues should the Authority become insolvent. This lack of a legal framework could result in delays in the enforcement of any rights the Coin or Utility Token holders may have should the Authority become insolvent.

FSST
ha
s
the
aut
ho
rit
y
to
e
n
a
ct
it
s
ow
n
law
s

Except as limited by federal law or the FSST Constitution, the Executive Committee has the power to enact FSST laws governing the persons and activities that are subject to FSST’s jurisdiction. Interpretation of the written laws of FSST may include consideration of FSST customs and traditions. The effect of any of these circumstances is uncertain and could be materially adverse to the Coin investors and Utility Token Holders to the extent that their legal rights might be determined in a legal forum for which there is no precedent or rule of law guidance.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Prospectus contains forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Government to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Government, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Assumptions related to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Government. These forward-looking statements are based on assumptions that may later prove to have been incorrect when made, and there can be no assurance that these projections of results included in these forward-looking statements will come to pass. All forward-looking statements included in this Prospectus are based on information available to the Government on the date hereof. Actual results of the Government could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Government has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

28

DESCRIPTION OF SECURITIES TO BE REGISTERED

DAK Securities Coin

The Coin is an Ethereum-based and “ERC-20”-compliant contract-right which exists only in digital form on the Ethereum blockchain. An investor investing in a Coin is buying an electronic investment contract offered by the Authority. The DAK Security Coin, as an investment contract, has a right to dividends but has no right to any other type of monetary distributions, and has no voting rights or rights to participate in the management of the Tribe or the Authority. The Coin has no redemption or call rights or privileges and has no right of conversion into any other security or asset of the Tribe or the Authority. The Coin has no liquidation rights, preemptive rights, sinking fund provisions, nor does it have any liability to calls assessments by the Tribe or the Authority. An investor’s potential to profit from a DAK Coin investment will be based on the post-purchase price per Coin, which may be higher or lower than the investor’s purchase price, or based upon the receipt of dividends, or both.

IPO and secondary market Coin investors by the terms of the smart contract will have the right of ownership and the right of transfer. The terms of a DAK Security Coin include, and are based on, the rules governing basic functions of the Ethereum-based “smart contract” The Coin is further defined by its own code (the “
DAK
Code
”), making it fungible and exchangeable within the class of all DAK Securities Coin, but not exchangeable with the Utility Token, which is assigned and exchangeable over a different and unique network. (For a description of the terms and conventions applicable to the DAK Code, see Exhibit 99.3
, “
Terms of the DAK Code
”.

The Authority is registering 1 billion Coin in this offering. A total of 1,749,700,000 Coin are minted on the Ethereum blockchain. Thus, an additional 749,700,000 in Coin will be available for future offerings. The Authority owns all unissued and unregistered Coin.

Burning, Mining, and Validation

The Coin and Utility Token can be “burned.” “Burning” involves sending a digital asset to an address at which the private key is not likely to be discovered, and thus, the digital asset cannot be spent. The distributed ledger is able to verify that the digital asset is at a dead address and likely cannot be moved. Burning reduces the supply of ERC-20 tokens such as the Coin and Utility Token.

Mining is not presently available as a feature of the Coin or Utility Token. Mining is authorized for the Coin and Utility Token, but implementation of a mining capability will require a hard fork in the Ethereum blockchain. A hard fork will require a majority consensus of the class of the Coin holders, and similarly, a majority consensus of Utility Token holders.

Validation of ERC-20 transactions occurs through the use of computers containing the entire Ethereum blockchain (referred to as “nodes”). Nodes test smart contract transactions on the blockchain for the presence of preset information requirements and confirm the transactions if the conditions are met. The validation process occurs in all nodes wherever they are located, thus the transactions are distributed and viewable with appropriate software and are therefore transparent. This process is true for all ERC-20 compliant transactions, including those that will occur in the Coin and the Utility Token.

Nodes are paid fees referred to as “gas.” The process of computationally validating transactions on the Ethereum blockchain is referred to as “mining.” Gas is paid to the miner in the form of ETH, a multiple or fraction of Ethereum, and is spendable.

29

Coin Transfers

Transferability of the Coin will depend on whether a Coin holder can find a buyer for the Coin. The DAK Code permits transferability of ownership and the effective registration of this initial public offering will enable investors to re-sell their Coins in any U.S. market that develops for the Coin. As of the date of this Prospectus, there are no Coins outstanding, and there is no market in which to trade them. The Authority is seeking a listing on a securities exchange for the Coin, but a listing is not certain as of this date, and to-date, and to the best of the Authority’s information and belief, no digital securities coins are traded on a licensed U.S. securities exchange. Therefore, the Authority will also seek to have the Coin’s price per Coin quoted in the over-the counter securities market until a formal exchange-listing is obtained.

Coin Holding and Ownership

Ownership of the Coin will be recorded in a record inscribed in the Ethereum blockchain. Ownership may also be recorded with a securities transfer agent if a transfer agent is required as a condition of exchange listing for a digital asset like the Coin.

Individual owners are anticipated to hold Coins either in a brokerage account or in an individually obtained software application downloaded onto one’s cellular telephone or computer -- an electronic “wallet.” A “wallet” is a public key or wallet address as recorded on the Ethereum blockchain. Each such wallet and public key will have an associated private key, and in order to control the Coin associated with a particular public key, including to transfer Coin to another person, the Coin holder must prove he or she also controls the private key. Control of the private key is, in turn, proven by providing a digital signature on any digital record addressing Coin operations associated with the public key—which signature can only be made if the holder knows the private key. As a result, control or knowledge of the private key associated with a wallet and public key determines a Coin holder’s ability to control any Coin issued to him or her. Coins are not otherwise tracked, are not designated by a specific serial number or other unique identifier, and are, therefore, interchangeable and fungible.

As a result of the importance of controlling the private key associated with a wallet and public key address, it is necessary for a Coin or Utility Token holder to ensure the security and privacy of a private key associated with the wallet and public key holding a Coin or Utility Token. If the private key is lost, the Coin or Utility Token holder will no longer be able to control the respective Coin or Utility Token. This will result in the holder’s inability to transfer a Coin or Utility Token, though the holder may still be able to use the Coin or Utility Token in apps that already associate the holder with the wallet and public key address. If, however, the private key is stolen or otherwise shared with another person, the other person will be able to control the Coin or Utility Token associated with that wallet and public key address, and as a result, may transfer the Coin or Utility Token to another person, thereby denying the Coin or Utility Token holder the use of the respective Coin or Utility Token in an app, for example. See “
Risk Factors—We may lose our private key to our digital wallet, destroying all of our cryptocurrency assets”
and “
Risk Factors—As a holder of the Coin and Utility Token, you will be responsible for securing and maintaining your private keys and otherwise following cybersecurity best practices. Failure to do so may result in the loss of all your Coin and/or Utility Token,”
for more information about the necessity of keeping private keys safe.

We have provided a copy of the rules of the DAK Code as an exhibit to this Prospectus. In order to run any of these functions, a user must be running certain software
—
either Ethereum node software, which may be accessed at http://www.ethereum.org/build/, or “wallet” software compatible with Ethereum, including for example, Coinbase Wallet, Trust Wallet, Metamask, and others. Upon running the Ethereum node software, the user will be able to submit transactions to the Ethereum network to run the above-described functions in the DAK Code. Many users may, however, find that running “wallet” software is an easier way of interacting with Ethereum “smart contracts” like the DAK Code. Upon running wallet software, a user will be able to submit transactions to the Ethereum network to perform the “transfer” function, and for many users, we would expect this will be the only function of importance. To submit transactions to the Ethereum network to run the other functions within a wallet, users will need to load a decentralized app (dapp) user interface within the wallet specific to the DAK Code, which is often referred to as a “dapp browser,” to interact with the DAK Code. Anyone can build one of these interfaces for wallet software and make it publicly available. The Authority may build such an interface if there is a demand for users to access the non-”transfer” functions and no other interfaces are available.

30

In order to submit a transaction to the Ethereum network to perform any of these DAK Code operations, a user will have to prove he or she has access to the private key paired to public key by providing an appropriate digital signature to the digital record of the network operation. Further, in order to perform any of these functions, a transaction should include any information necessary to complete the function. For example, in order to complete a “transfer” function, the user must include information about the addressee. The specific types of information and formatting required in order to run each of these functions is defined in the code of the DAK Code.

Description of the Dividend

The Authority intends for its eligible Coin holders to receive a dividend. The dividend payment will be paid to Coin holders in Utility Token. Eligibility for receipt of a dividend will depend on the length of time a Coin holder has held the Coin, and the Coin holder must create an account on the Authority’s Utility Token platform before a payment can be made. No arrearages will be paid to investors failing to create an account on the Authority’s platform. Dividends will be paid automatically pursuant to the terms of the Coin smart contract. Eligible holders – persons meeting the holding period requirements and establishing an account on the Utility Token platform – are proposed to be paid monthly, quarterly, or annually depending on their choice of payment frequency, a selection that they will make in their Utility Token account. Coin holders will be able to freely remove their Coins from the Authority’s platform for any reason but such removal will cancel the right to receive dividends.

Dividend payments will represent a percentage of the transaction fees charged by the Authority for Utility Token payments. In other words, a consumer paying for goods or services with a Utility Token will be charged a transaction fee for use of the Utility Token. The transaction fee, which is meant to defray the costs of maintaining the Utility Token platform, will be a fixed amount but may be reset from time to time by the Authority if market conditions change. From the pool, the Authority will keep sixty percent (60%) and leave forty percent (40%) for distribution to eligible Coin holders.

The dividend pool is expected to be calculated each month. Payments from the pool are based on the amount of time that a Coin holder has selected as the “staking period” for each Coin. The minimum period of staking is one month. Each Coin that is “staked,” or locked-up by the Coin holder, is allocated one “stake” per month. Each Coin that a holder locks up/stakes represents a stake/share in the monthly pool of transaction fees. However, Coin holders who stake for periods longer than one month receive a higher percentage of the monthly payout. A Coin holder who stakes one Coin for three months receives 3-Stakes for those three months. A Coin holder who stakes one Coin for six months receives 6-Stakes for each of these six months. The monthly dividend is based on the total pool of transaction fees received that month, less the percentage retained by the Authority, divided by the number of Stakes present that month. Each Coin holder then receives a pro rata distribution based on the number of Stakes he or she committed.

The actual dividend payable to an eligible investor may be zero in a particular period if insufficient transaction fees were earned in that period. Also, if a Coin holder unlocks a Coin during a locked-up period, he or she will not qualify for any portion of the dividend during that period. Thus, there is no guarantee that a dividend will be paid in any particular period.

31

DESCRIPTION OF NON-SECURITIES FINANCIAL INSTRUMENTS (UTILITY TOKEN) TO BE INCLUDED IN REPORTING OBLIGATIONS

Similar to the Coin, the Utility Token is an Ethereum-based and “ERC-20”-compliant contract-right which exists only in digital form on the Ethereum blockchain. The Authority intends for the Utility Token only to be offered and marketed as a medium of exchange, a currency, for payments for goods and services available from the Tribe’s operating businesses. The Utility Token will not be promoted as an investment. The Utility Token has no right to dividends or distributions, has no voting rights or rights to participate in the management of the Tribe or the Authority. The Utility Token has no redemption or call rights or privileges and has no right of conversion into any other security or asset of the Tribe or the Authority. The Utility Token has no liquidation rights, preemptive rights, sinking fund provisions, nor does it have any liability to calls assessments by the Tribe or the Authority. Purchasers are not anticipated to profit from a Utility Token purchase directly. There may be incentives offered to purchase and use the Utility Token within the Tribe’s ecosystem, such as Resort lodging for payment in Utility Token, or non-monetary incentives such as two-for-the price-of one beverages at the Tribe’s convenience store. The Utility Token will be a form of payment at the Resort, just like a casino chip, except that the Utility Token will have broad use as a payment medium in all locations on the reservation where payments for goods and services are made.

Purchasers of Utility Tokens by the terms of the smart contract will have the right of ownership and the right of transfer. The terms of a Utility Token include, and are based on, the rules governing basic functions of the Ethereum-based “smart contract” The Utility Token is further defined by its own code (the “
DAK
Code
”), making it fungible and exchangeable within the class of all Utility Token, but not exchangeable with any Coin, which is assigned and exchangeable only over a different and unique securities broker dealer network. (For a description of the terms and conventions applicable to the DAK Code, see Exhibit 99.3
, “
Terms of the DAK Code
”.) A limited amount of Utility Tokens will be minted in the Ethereum blockchain, presently set at five billion two hundred fifty million three hundred thousand Utility Tokens. Only a hard fork in the Ethereum blockchain can change the amount of Utility Token minted.

Transferability of the Utility Token will depend on whether a buyer for the Utility Token can be found by the particular seller. The DAK Code permits transferability of ownership. As of the date of this Prospectus, there are no Utility Tokens outstanding, and there is no market in which to trade them. The Authority anticipates that the holders of Utility Token will desire liquidity. Therefore, at a future time, the Authority may seek a listing on a non-securities token exchange for the Utility Token, but a listing is not certain as of this date.

For a general description of the ERC-20 blockchain, see “DESCRIPTION OF SECURITIES TO BE REGISTERED: Burning, Mining, and Validation,” above. For a general description of the “wallet” used to hold Utility Tokens, see “DESCRIPTION OF SECURITIES TO BE REGISTERED:
Coin Holding and Ownership,”
above
.

Utility Token Offering Process

There are two methods by which the Authority will offer the Utility Token to the public: direct sale and sale on a utility token exchange.

Direct sale

Winners of Resort casino games currently present machine-generated tickets to a cashier for redemption in cash. When the Utility Token platform becomes operational, casino winners will be able to redeem for Utility Token at the casino cashier. as the Authority has implemented its first phase of eco-system development by making the Utility Token available at the casino as an optional means of payment for casino winnings. No sales or redemptions of Utility Token have occurred as of the date of this Prospectus, but the operational capability to pay in Utility Token at the Resort’s casino has been developed by BCG and tested and is ready to be installed as add-on software to the casino’s existing software-based data system. Thus, BCG estimates several hours of installation time are needed for the Utility Token to become a live payment option for casino customers The Utility Token can be distributed to buyer private wallets and can be deposited and withdrawn from the Layer 2 Solution. Accordingly, the Tribe has the ability to confirm deposits and payments from the Layer 2 Solution and to apply credit in its existing point-of-sale system used in the casino.

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This is a screen-shot of a demo of a cashier’s Utility Token payment processing window:

33

34

BCG’s software is ready to accept and transact in multiple forms of fiat and digital currency. The Authority has not taken the final installation step for the Utility Token to become operational pending the SEC’s Staff’s conclusion, after reviewing this Prospectus, that the Utility Token does not appear to be a security, or does not appear to be a security for which registration is required under Section 3(a)(2) of the Securities Act [15 U.S.C § 77c(2)], or the Staff’s declination to take a positive or negative position on the mater, so long as enforcement action is not going to be recommended against the Authority.1

Assuming the Staff’s permissive conclusion with respect to the Utility Token, the next phase of implementation will likely involve the installation of an ATM-style kiosk where casino patrons will be able to purchase the Utility Token or redeem winnings in the form of the Utility Token. The Authority intends that the Utility Token will be further integrated with the venders and third-parties who provide services to the resort and casino industries. This would facilitate integration of the Tribe’s point-of-sale locations throughout the reservation so that all monetary transactions may be processed in Utility Token and acceptability of the Utility Token universally. Full implementation of the payment-by-Utility Token network on the reservation is expected to be in mid to late 2020, provided that SEC permission is obtained in a time frame consistent with the Authority’s estimated time line for implementation.

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Currency Liquidity

If and when the Utility Token is launched, the Authority – or BCG on its behalf - presently intends to seek institutional buyers for the Utility Token and establishment of listing privileges at international digital currency trading platforms. Only well-known and well-regarded platforms demonstrating compliance with all applicable federal and state laws and regulations relating to money transmission, anti-money laundering, and consumer protection will be candidates for listing agreements.

No Utility Tokens have been issued or offered as of the date of this Prospectus, nor will any Utility Tokens be offered or sold until the Authority has a clear understanding of the SEC’s opinion on the securities and possible exemption status of the Utility Token. Neither the Developer nor the Authority nor any other person or entity has received a Utility Token as of the date of this Prospectus.

Utility Tokens	Amount to be Offered	Proposed Maximum Offering Price Per Token	Proposed Maximum Aggregate Offering Price
Initially, concurrently with this Coin offering	3,000,000,000	$0.10	$300,000,000
Utility Tokens reserved for future issuance*	2,250,300,000	TBD	TBD
Total	5,250,300,000	TBD	TBD

* The entire supply of Utility Tokens ever to be created are minted at the same time.

The timing of the release of the balance of minted Utility Tokens has not been determined as of the date of this Prospectus. A total of 5,250,300,000 Utility Token are minted on the Ethereum blockchain. Thus, an additional 2,250,300,000 in Utility Token will be available for future release. The Authority owns all unissued Utility Token.

USE OF PROCEEDS

We are raising capital to improve the quality of life of the Tribal members, expand our revenue capabilities through expansion of our existing business endeavors, and to retire or reduce our existing debt obligations. More specifically, the Tribe and the Authority intend to use the proceeds of its two or more rounds of proposed offerings of Coin and Utility Token, a total proposed amount of $700,000,000*** or more, for the purposes stated in the Table below. Of the $700,000,000 or more intended to be raised, $300,000,000 represents proceeds from Utility Token sales in one round of offering and $100,000,000 represents proceeds from Coin sales in this registered offering. The categories of intended uses and the percentage and dollar amounts attributed to each category represent our best estimates of the allocation of the net proceeds, including the priorities for the use of the proceeds, based upon our current business plans and current priorities. These estimates are believed to be correct as of the date of this Prospectus but are subject to change without notice. The Tribe and the Authority shall have discretion in the actual percentage allocation of proceeds to allow for variances in actual costs of utilization, such as construction costs, which may be higher or lower than presently estimated; unanticipated needs, such as emergency repairs to Tribal assets; changed business conditions, such as costs and availability of land or business acquisitions; and differing opinions in uses or amounts of allocation between existing or future majority voting members of the Executive Committee and the Tribe. Additionally, we estimate that our direct costs of this offering (SEC filing fees, NASDAQ listing fees, Binance and CoinBase listing fees, legal, accounting, auditing, printing, and miscellaneous expenses) will range between $2,444,980 and $7,697,980. We reserve the right to reallocate the net proceeds of the offerings among the various uses described below or for such other related purposes as we deem necessary, without notice, for unforeseen circumstances necessitating a change in allocation percentage or dollar amount.

______________
1 If it is determined that the Utility Token is an exempt class of securities under Section 3(a)(2) of the Act, then, arguably, the same reasoning would apply to whether the Coin is in need of registration under the Act. Notwithstanding, it remains the intention of the Authority to submit to registration

36

	Assuming 100% Raised		Assuming 75% Raised		Assuming 50% Raised		Assuming 25% Raised
Use	Dollar Amount	Percentage of Gross Proceeds	Dollar Amount	Percentage of Gross Proceeds	Dollar Amount	Percentage of Gross Proceeds	Dollar Amount	Percentage of Gross Proceeds
Gross Proceeds from Offerings	$700,000,000	100%	$525,000,000	100%	$350,000,000	100%	$175,000,000	100%
Less Underwriting Expenses	$49,000,000		$36,750,000		$24,500,000		$12,250,000
Less Costs of Offerings	$7,697,980		$5,947,980		$4,197,980		$2,447,980
Less Fees to Blockchain Developer	$315,217,990		$236,327,990		$157,437,990		$78,547,990
Net Proceeds to Dakota Coin Authority	$328,084,030		$245,974,030		$163,864,030		$81,754,030

Quality of Life
Road maintenance and development	$3,280,840	1.00	$2,459,740	1.00	$1,638,640	1.00	$817,540	1.00
Housing	$6,791,339	2.07	$5,091,662	2.07	$3,391,985	2.07	$1,692,308	2.07
Health clinic (for-profit dental clinic)	$3,379,266	1.03	$2,533,533	1.03	$1,687,800	1.03	$842,067	1.03
Expansion of grocery product offerings	$1,509,187	0.46	$1,131,481	0.46	$753,775	0.46	$376,069	0.46
Employee salary growth	$2,230,971	0.68	$1,672,623	0.68	$1,114,275	0.68	$555,927	0.68
Land Purchases	$21,719,163	6.62	$16,283,481	6.62	$10,847,799	6.62	$5,412,117	6.62
General Welfare Assistance	$34,219,164	10.43	$25,655,091	10.43	$17,091,018	10.43	$8,526,945	10.43
Tribal Member Home Purchases	$17,125,986	5.22	$12,839,844	5.22	$8,553,702	5.22	$4,267,560	5.22
Museum and Cultural Center	$2,329,397	0.71	$1,746,416	0.71	$1,163,435	0.71	$580,454	0.71

Business Growth
Farming Operations	$5,380,578	1.64	$4,033,974	1.64	$2,687,370	1.64	$1,340,766	1.64
Online Lending Investment	$22,211,289	6.77	$16,652,442	6.77	$11,093,595	6.77	$5,534,748	6.77
Casino & Hotel Repair and Replacement	$4,461,943	1.36	$3,345,247	1.36	$2,228,551	1.36	$1,111,855	1.36
Business Acquisition Fund	$6,922,573	2.11	$5,190,052	2.11	$3,457,531	2.11	$1,725,010	2.11
Expansion of convenience store & fast food franchise	$2,165,355	0.66	$1,623,429	0.66	$1,081,503	0.66	$539,577	0.66
DAK Coin securities reporting	$3,379,266	1.03	$2,533,533	1.03	$1,687,800	1.03	$842,067	1.03
DAK Utility Token platform servicing & expansion	$3,379,266	1.03	$2,533,533	1.03	$1,687,800	1.03	$842,067	1.03
Economic Development	$20,669,294	6.30	$15,496,364	6.30	$10,323,434	6.30	$5,150,504	6.30
Distribution to Tribal Members	$8,956,694	2.73	$6,715,091	2.73	$4,473,488	2.73	$2,231,885	2.73

Restructuring of Capital
Payment of FSST 2018 Casino Bond Offering	$12,926,511	3.94	$9,691,377	3.94	$6,456,243	3.94	$3,221,109	3.94
Payment of FSST 2017 Health Clinic Bond Offering	$5,774,279	1.76	$4,329,143	1.76	$2,884,007	1.76	$1,438,871	1.76

Government Services
Capital Savings Account	$55,052,500	16.78	$41,274,442	16.78	$27,496,384	16.78	$13,718,326	16.78
General Services	$22,998,691	7.01	$17,242,780	7.01	$11,486,869	7.01	$5,730,958	7.01
Investments	$57,152,238	17.42	$42,848,676	17.42	$28,545,114	17.42	$14,241,552	17.42
Legal Defense Fund	$2,230,971	0.68	$1,672,623	0.68	$1,114,275	0.68	$555,927	0.68
Renewable Energy	$1,837,271	0.56	$1,377,455	0.56	$917,639	0.56	$457,823	0.56
	$0		$0				$0
TOTAL		100		100		100		100

*
/ Includes SEC filing fees, NASDAQ listing fee, Binance and CoinBase listing fees, legal, accounting, auditing, printing, and miscellaneous expenses. This amount is estimated and includes anticipated expenses for two offerings (Coin and Utility Token being offered in each round of offerings). Costs of offerings will differ between the two offerings. Accounting and listing expenses are anticipated to be higher for the initial Coin offering, while blockchain development expenses, some legal expense arrangements, and underwriter’s fees, which are priced as a percentage of the amount of proceeds raised, are anticipated to be higher for the second offering due to the higher amount of Coin proceeds sought in the second offering. Listing fees and accounting expenses are anticipated to be higher for the first offering due to the one-time annual payment nature of listing fees and the significant time and expense of accounting services for the first offering, which are anticipated to be minimized for a largely-redundant disclosure for the second offering.
**
/ Estimated at 7%.
***/ The amount of $700,000,000 is based on offering all minted Coin and Utility Token at $0.10 per Coin and Utility Token, and we are not offering for sale all minted Coin and Utility Token in this Prospectus. Thus, the pricing of Coin and Utility Token offered in future offerings, if we conduct such offerings, will take into account market price data on the Coin and Utility Token that we currently do not possess. Therefore, the pricing of future Coin and Utility Token offerings could be significantly higher or lower than our initial arbitrary pricing of $0.10 per Coin and Utility Token, and, as a result, the total amount of proceeds we may receive from multiple offerings may vary significantly from the estimates stated in the above table. Actual offering results will impact the amount of proceeds allocated to each category of proposed Uses but is not anticipated to change materially the relative percentage allocation in each category.

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We are including proceeds from sales of Utility Token along with sales of Coin because we intend to use the net proceeds from both types of offerings for the same purposes. We estimate that, if our proposed offerings of all minted Coin and Utility Token are fully subscribed, we will receive net proceeds of $328,084,030 from our sale or offering of more than $700,000,000 in the Coin and the Utility Token across all offerings, including the Coin registered, and the Utility Token referenced, in this Prospectus. This estimate assumes that we will engage the services of an underwriter or placement agent to assist us in selling all of the Coins and listing the Coin on NASDAQ and engaging a trading platform such as Binance and/or CoinBase to offer our Utility Token. See “PLAN OF DISTRIBUTION” for more explanation of these options. If we do not engage an underwriter, placement agent, or securities exchange such as NASDAQ, our net proceeds could be increased by as much as approximately seven and two tenths percent (7.2%) of the amount raised.

The Tribe intends to utilize the capital raised to supplement the governmental programs that are offered by the Tribe, and to supplement federal programs that the Tribe believes have been traditionally underfunded. The offering is also anticipated to provide funding for the tribal strategic plan entitled “5 Year Action Plan” dated May 2018 which includes housing for tribal members, economic development opportunities, a tribal communication network, and other services. The Tribe also intends to retire existing debt including debt for real property to supplement its farming operations, bonds for a health care facility, and bonds for the renovation of its principal economic driver, the Royal River Casino and Hotel. The capital will also allow for the enhancement of existing tribal government social programs; education, home energy assistance, and the general welfare exclusion act the Tribe has adopted or will adopt for its tribal membership. The Tribe has ceded millions of acres of land and other rich resources through government treatment of the Tribe and the Oceti Sakowin (Seven Council Fires) which the Tribe believes is unfair, and the abrogation of federal treaties including the Fort Laramie Treaties, the Treaty of Mendota, Treaty of Traverse de Sioux, and all the previous treaties the sovereign Dakota Nation has entered into with the United States of America since European first contact within its aboriginal Territory.

The Tribe believes federal funding that is provided to it for various programs is inadequate to allow for the Tribe to meet its obligations, therefore prompting it to utilize tribal funds to supplement programming. The Tribe also funds certain of the federal programs it administers during periods in which the United States is unable to pass a budget to allocate the funding to the Tribe.

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ACTIVITY	DESCRIPTION

Quality of Life

Road maintenance and development
The Tribe has an inventory of roads, and road-related projects, that it has the responsibility to build, maintain, and improve. This includes bridges, sidewalks and footpaths, and rights-of-ways, in addition to traditional road maintenance. These collective projects are on, or near, the reservation, and benefit the Tribe and its members with transportation. The Tribe believes federal funding for these activities is consistently underfunded.

Housing
The housing inventory of Tribe is limited, and the private rental properties near the reservation are of poor quality and high rent under the circumstances, making them unaffordable to the typical tribal family. In the upcoming fiscal year, the Tribe will receive an Indian Housing Block Grant (“IHBG”) from the United States Department of Housing and Urban Development (“HUD”) in the amount of approximately $330,000. The FSSHA manages fifty-one (51) rental units with only fifty (50) rental units being calculated in the formula amount for funding received from HUD. In having such a small amount of appropriated funds, the FSSHA is unable to afford any new construction, and unit rehabilitations are completed only as needed. With around 400 tribal members living on or near the reservation, there is not enough housing for tribal members.

The FSSHA’s current inventory is summarized as follows:

-     FSSHA currently manages 51 rental units.

-     Six (6) 3-bedroom duplexes.

-     Four (4) 4-bedroom single family homes.

-     Twenty-three (23) 3-bedroom single family homes.

-     Four (4) 2-bedroom single family homes.

-    An elderly complex with five (5) 2-bedroom units and ten (10) 1-bedroom units.

-     Four multi-family fourplexes which are in progress.

With the opening of the Tribe’s state-of-the-art Health Care Facility, the clinic’s CEO continues to struggle to recruit health care professionals as there is no place for them to live. Housing for the Tribe’s Police Officers is also challenging, prompting officers to live in neighboring communities. Principally as a result of the lack of federal funding to the FSSHA, the Tribe is making an effort to increase housing through offering down payment assistance, more rental opportunities, and to assist tribal members in the rehabilitation and remodeling of their residences.

Health Clinic and Tribal Health Care
In 2017, the Tribe opened a 38,000 square foot health clinic which it operates by, and through, the Joint Venture Construction Program with the United States Department of Health And Human Services. This facility provides for the needs of the Tribal Members, Flandreau Indian School, and other eligible Indians in, and around the reservation. The Tribe’s population is roughly 400 members who live near the reservation, but the user population is well over 6,293 patients.

The services at the clinic are limited to what is authorized by the Joint Venture Construction Program and Indian Health Services funding. The Tribe needs to expand services in its imaging department to include CAT Scans, Digital Mammography, and other useful services. It would also like to expand is offerings to include more occupational and physical therapy services, nutrition, chiropractic and massage therapy, telemedicine, specialty dental services, addiction treatment, detoxification facilities, nursing home care, and EMS/Ambulatory Services.

Referral for patients outside of the clinic for specialty or other procedures is prioritized by the IHS based on funding availability but has traditionally been at “Priority One” which means that unless someone has a condition or situation that would lead to “loss of life or limb”, they are generally not approved for the procedure, and must pay for the visit on their own, or not attend the referral appointment at all. The proceeds of this offering would allow the Tribe to purchase health insurance for tribal members and other patients in need of services, to allow them to seek health care services outside of the clinic, with goals of improving patient outcomes and the overall health of membership.

The Tribe does not have its own ambulance services, and its clinic operates only during normal business hours of 8:00 A.M. – 5:00 P.M. which does not meet the needs of patients in need of emergency services. If the Tribe had an ambulance service, it could transport patients in emergency situations itself, versus utilizing a third party’s services. It could also expand clinic hours, and offer urgent care services with the use of these proceeds.

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Expansion of grocery product offerings
The Tribe believes it operates in a near “food desert,” with limited offerings for nutritional food on or near the reservation. The lack of food options quickly leads to decreases in the health of members. There is one grocery store in town with limited offerings.

With these proceeds the Tribe would have the option to build a tribally run grocery store and provide healthy food to tribal members and the community and offer traditional foods like bison, elk, and wild rice.

Employee salary growth
The Tribe has a budget that it believes is consistently underfunded, and therefore forces Tribal Leadership to prioritize programming for its members. This, in turn, often leads to cuts in other portions of the budgets and does give the Tribe the opportunity to give merit-based, and cost-of-living, raises to employees. The proceeds of this offering will allow for an increase to the salaries and wages of tribal employees to improve their livelihoods, and to make the Tribe a more competitive employer. Benefits to the Tribe’s employees would also increase because of the offering.

Land Purchases
As a result of European expansion into the aboriginal territory of the Tribe, broken treaty obligations, and other governmental actions, the millions of acres that the Tribe originally inhabited in Iowa, eastern Minnesota and western Wisconsin were lost. The Tribe was then relocated out of those areas, eventually leading the Tribe to establish its headquarters in present day Flandreau, South Dakota. The Tribe intends to utilize the proceeds of the offering to pay off mortgage liens on its purchased land, and to acquire additional parcels to be placed into trust on behalf of the Tribe by the United States of America, thereby increasing the Tribe’s reservation land holdings.

General Welfare Assistance
The Tribe exercises its inherent sovereignty to authorize and administer programs to benefit the general welfare of its tribal community. The Tribe has a long history of providing benefits to its tribal community, and these Tribal benefit programs are fundamental to the sovereignty and cultural integrity of the Tribe. The Executive Committee is committed to continuing to provide benefits to the tribal community, including benefits that assist with expenses of housing, education, special assistance to elderly and disabled individuals, cultural and religious activities, and other assistance for the general welfare of the tribal community, and in accordance with Title 31 of the Tribe’s Law and Order Code.

Tribal Member Home Purchases
The Tribe will use the proceeds of the offering to support the endeavors of the FSSHA, and also to provide a fund for the use of tribal members to purchase, renovate, and payoff tribal member-owned homes.

Museum and Cultural Center
The Tribe intends to utilize proceeds of the offering to design and construct a cultural center and museum that focuses specifically on the history, tradition, culture, customs, and Dakota Language of the Flandreau Santee Sioux Tribe of South Dakota. This would also be a facility that could serve as space for cultural events, community gatherings, the Tribal Historic Preservation Office, and for teaching the Dakota Language to community members. The facility could also support an art market/consignment facility where Tribal Member and Native American Artists could show and sell their art.

Business Growth

Farming Operations
The Tribe utilizes over 6,000 acres for agricultural purposes, and specifically, for grazing its Bison heard, custom cultivation of hemp and other farm products, and cash leases to local farmers and ranchers. With a portion of the proceeds from this offering, the Tribe intends to purchase additional machinery, storage facilities, equipment, and hire additional employees to completely cultivate farm products itself. This would also allow to Tribe to create buffer zones to benefit the Big Sioux River, to do organic vegetable growing for its membership, and to develop end products that can be sold in commerce.

Online Lending Investment
The Tribe, by and through tribal subsidiary companies, offers short-term loans to customers in accordance with tribal and federal law, and industry best practices as it pertains to consumer loans. The proceeds of the offering would enable the Tribe to invest more money into existing portfolios to expand the number of loans it makes to its customer base, and to offer new opportunities within the business.

Casino & Hotel Repair and Replacement
As the casino & resort is the largest economic driver for the Tribe, it would contribute a portion of the proceeds into a repair in replacement account. This account could then be utilized for routine maintenance of the facility, and for expansion of amenities in accordance with management directives.

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Business Acquisition Fund
The Tribe is constantly looking for economic development opportunities to diversify its economic holdings. This fund would allow the Tribe to invest in, develop, or acquire businesses to further these purposes.

The Tribe has identified a regional justice center as a project that the Tribe could immediately develop to house arrested individuals being detained by the Tribe, the federal government, the Moody County Sheriff’s Office, or the City of Flandreau Police Department. Currently, there is no facility in Moody County to handle these services, forcing law enforcement agencies and departments to travel to neighboring counties and states to detain individuals accused of violating their respective laws. The facility could also house the FSST Police Department and the FSST Tribal Courts.

Expansion of convenience store and fast food franchise
The Tribe intends to use a portion of the proceeds to remodel the existing First American Mart and Prairie Junction Truck Stop to include fast food offerings, walk-in coolers, an automatic car wash, upgraded fuel pumps, and a propane service that would serve the reservation Community.

Dakota Coin securities reporting
The Tribe will hire a PCAOB-licensed accounting firm to handle all of the required and voluntary SEC filings for Dakota Coin, to perform accounting and auditing services, and other required functions to ensure accuracy of accounting, and confidence for coin and token holders.

Dakota Utility Token payment platform servicing and expansion
The Tribe will dedicate a portion of its funding toward the goal of ensuring that the technical capabilities of the payment platform are up-to-date and as technologically advanced as possible. This will include investment into research and development, testing, and other related activities.

Economic Development
The Tribe is constantly looking for economic development opportunities to diversify its economic holdings. The proceeds of this offering would allow the Tribe to invest in, develop, or acquire businesses to further these purposes.

Distribution to Tribal Members
The Tribe would take a portion of the offering proceeds and distribute it to Tribal Members for services it provides in its General Welfare Exclusion Ordinance, for debt-restructuring, and for any other lawful purpose the General Council may determine. Any payments made to Tribal Member children would be held in a trust account until the children reach the age of majority.

Restructuring of Capital

Payment of FSST 2018 Casino Bond Offering
A portion of the offering proceeds may be utilized to create a bond sinking fund to make payments in accordance with the 2018 Bond Offering for the Royal River Casino and Hotel or would completely pay off or defease the bonds in total. The Tribe raised approximately $28,000,000. The maturation date is in 2038 and the interest rates payable vary between 6% and 8.28% per annum.

Payment of FSST 2017 Health Clinic Bond Offering
A portion of the offering proceeds may be utilized to create a bond sinking fund to make payments in accordance with the 2017 Bond Offering for the Flandreau Santee Sioux Tribal Health Clinic or would completely pay off or defease the bonds in total. The Tribe raised approximately $13,745,000. The maturation date is in 2036 and the interest rates payable vary between 5% and 5.75%.

Government Services

Capital Savings Account	A capital savings account could be created from the proceeds to serve as a savings account for the Tribe for all future purposes.

General Services
The Authority intends to allocate a portion of the offering proceeds to the Tribal Government itself for programming, supplementing traditionally underfunded federal programs, and for other governmental purposes. Such a fund would also be utilized as a match for federal or other grants that had a match requirement.

Investments	The Tribe intends to place additional funds from the offering into an investment account to expand the economic holdings of the Tribe in any investment activity.

Legal Defense Fund
The Tribe intends to utilize the proceeds of the offering to create a legal fund that would pay for attorney expenses associated with defending the Tribe, or exerting a tribal right, against any and all parties.

Renewable Energy
The Tribe intends to utilize a portion of offering proceeds to develop renewable energy including wind power, solar power, biomass gasification, and other clean power initiatives. Such a fund would also be utilized as a match for federal or other grants that had a match requirement.

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Actual expenditures may vary materially from the estimates in the table above. The foregoing represents our best estimate of the application of the net proceeds of the offerings based upon present plans and current business conditions. Unforeseen events, changed business conditions, and a number of other factors that are beyond our control could necessitate changes in the application of proceeds. We reserve the right to reallocate the net proceeds of the offerings among the various uses described above or for such other purposes as we deem necessary.

The anticipated application of proceeds listed above does not, however, include cash flow from operations. Although we anticipate receiving revenues from operations, there can be no assurance that such revenues will be sufficient to generate positive cash flow before proceeds from these offerings are expended. See “Risk Factors.”

With respect to our planned business operations, we cannot accurately project or give any assurance, with respect to our ability to control development and operating costs and/or expenses in the future. Consequently, even if we are successful in implementing our planned operations (of which there can be no assurance), we still may not be able to control costs and expenses adequately, and therefore such operations may generate losses.

Further, the amounts set forth above are estimates that merely indicate the general application of net proceeds of the offerings. Actual expenditures relating to the development of our businesses may differ from the estimates depending on the efficacy of our business development efforts, unanticipated costs in connection therewith as well as changes in the industry, the economy, and actions of our competitors, among other causes. There can be no assurance that we will be successful in our efforts to secure investors to invest in our offerings. In the event that the maximum proceeds are not obtained from the offerings, we in our sole discretion will allocate the proceeds of these offerings in a manner in which we determine will be in the best interests of the Authority and the Tribe, provided that we will attempt to allocate funds in the priority identified in the table above with the higher percentage allocations reflecting a higher priority for Use of Proceeds. In such an event we may not be able to follow our business plan. This may have a significant impact on our ability to continue operating our business. Moreover, even if the maximum proceeds are raised, we reserve the right to alter the above projected use of proceeds above if we determine that such changes will be in the best interests of the Authority and the Tribe. Accordingly, the amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development and marketing activities and competition. Accordingly, we will have broad discretion in the use of the net proceeds from these offerings. All net proceeds from the Coin offering will be available for use by the Tribe immediately.

Any offering proceeds transferred to the Tribe will not be subject to any waiver of sovereign immunity, and are not pledged through this offering. The Tribe itself will not waive its sovereign immunity against the Authority, nor does anything in this offering either expressly or impliedly grant such a waiver. However, the Authority will provide a limited waiver of sovereign immunity to the Tribe in accordance with the FSST Law and Order Code.

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DETERMINATION OF OFFERING PRICE

DAK Securities Coin

Our capital raise of $100,000,000.00 in gross proceeds based on 1 billion of the Coin offered is approximately equivalent to the 33.33% of the estimated gross proceeds to be raised from our parallel offering of Utility Tokens, which we estimate at $300,000,000.00. The Coin will be offered as an investment contract and pays a dividend that is payable in Utility Token.

Since there has been no sale of a Coin or Utility Token prior to this offering, the offering price of our Coin has been unilaterally determined by us and set at the same price as the Utility Token. Both are similar but non-interchangeable smart contracts minted on the Ethereum blockchain. The factors we considered in determining the offering price were:

•	our financial condition and prospects;
•	the blockchain cryptocurrency market in general;
•	the reputation of BCG’s management team as leaders in their respective markets, including the cryptographic currency market;
•	the general condition of the financial services market; and
•	management’s informal prediction of demand for digital assets such as the Coin.

The offering price is not an indication of, and is not based upon, the actual value of the Authority’s assets or net assets, which are nil. The offering price bears no relationship to our book value or net losses or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our Coin and/or the price at which any investor will be able to resell Coins purchased in this offering.

DAK Utility Token

We are seeking to raise $300,000,000.00 in gross proceeds from sales of 3 billion Utility Token, which will be accounted for as deferred revenue. The Utility Token is offered as a medium of exchange in the Tribe’s payment ecosystem.

Since there has been no sale of a Utility Token prior to this offering, the offering price of our Utility Token has been unilaterally determined solely by the Authority. The facts we considered in determining the offering price were:

•	our financial condition and prospects;
•	the blockchain cryptocurrency market in general;
•	the reputation of BCG’s management team as leaders in their respective markets, including the cryptographic currency market;
•	the general condition of the financial services market; and
•	management’s informal prediction of demand for utility tokens such as the Utility Token.

The offering price is not an indication of, and is not based upon, the actual value of the Authority’s assets or net assets, which are nil. The offering price bears no relationship to our book value or net losses or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our Utility Token and/or the price at which any purchaser will be able to resell Utility Tokens purchased in this offering.

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MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No primary or secondary market for the trading of Coins exists as of the date of this Prospectus. The Authority intends to register one billion DAK Security Coins in this initial public offering and register an additional two billion DAK Security Tokens at a later date. The Authority plans to offer a total of four billion Utility Tokens in financings having similar uses of proceeds as this Coin registration.

The Authority has no history of paying dividends, but the Authority intends to offer a dividend payable to eligible Coin holders. For more details, see “Description of Dividend” under “DESCRIPTION OF SECURITIES TO BE REGISTERED.”

DILUTION

Investors of the Coin will be diluted in their percentage holdings if and when we register a second offering of Coins. The success of the offering in this Prospectus likely will influence our decision whether to proceed with such a second offering of Coin. If we register a second offering of Coin, investors in this offering will be diluted quantitatively because we will be adding an additional approximately $750,000,000 Coin to the market supply of Coin. However, we cannot know as of the date of this Prospectus whether we will be making a second offering or whether the offering price will be higher or lower than the price of this offering. As with this offering, the offering price of a second offering likely will be chosen arbitrarily by our Board and will bear no relationship to the Tribe’s or the Authority’s net tangible book value. Our net tangible book value per Coin is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding Coins. Net tangible book value – or any other standard ratio – is of little relevance to an investment decision in our opinion because the Coin has no rights to any equity in the Tribe or the Authority nor any right to receive distributions or dividends. see “DESCRIPTION OF SECURITIES TO BE REGISTERED.”

In the event that, in the future, we determine to implement a mining feature to the Coin, it is possible that additional Coin could be minted for such purposes. The creation of additional Coin would dilute the holdings of existing Coin holders.

LIMITED WAIVER OF SOVEREIGN IMMUNITY; JURISDICTION AND VENUE; ENFORCEMENT OF REMEDIES

In the Tribe’s Resolution authorizing the organization of the Authority and this Registration Statement and Prospectus (see Flandreau Santee Sioux Tribe Resolution No. 19-80 attached at Exhibit 4.1), the Authority, on behalf of itself, expressly waives the sovereign immunity of the Authority as it applies to the offering of the Coin and Utility Token according to the following provisions:

a)
The Authority expressly and irrevocably grants a limited waiver of its sovereign immunity, and any defense based thereon, from any suit, action, or proceeding or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, exercise of contempt powers, or otherwise) in the specific courts set forth below in subparagraph (b) below only to actions or claims arising from or related to the offering of the Coin or the Utility Token (collectively “
Relevant Action
”) and shall not extend to any other claim, cause of action, suit, case, or controversy of any nature. This limited waiver of the Authority’s sovereign immunity is granted only to and for the benefit of the purchasers of the Coin or the Utility Token who timely file claims within the limit of 15 U.S.C § 77(l) (the “
Waiver Beneficiaries
”) and shall not extend to any other person or entity. This limited waiver applies only to the amount invested by each investor, and only to the aggregate proceeds of this offering as maintained by the Authority, and such waiver shall not extend to the Tribe, other Tribal departments, assets, revenues, businesses, sub entities, elected officials, the Resort, or Tribal members. Only the proceeds of the offering will be available for any judgments as set forth above and all other Tribal assets and revenues will be excluded.

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b)	The Authority hereby submits and consents to the exclusive jurisdiction of the United States District Court for the District of South Dakota and all courts of appeal therefrom for the limited purpose of any Relevant Action. If the United States District Court for the District of South Dakota determines that it lacks jurisdiction over such Relevant Action, the Authority hereby submits and consents to the jurisdiction of the Circuit Court in Minnehaha County, South Dakota and all courts of appeal therefrom.

c)	This limited waiver of sovereign immunity extends to an action to enforce a court judgment resulting from any Relevant Action against the Authority. Such enforcement action may be brought in any court that has jurisdiction over the Authority, including those described in paragraph (b) above and the courts of the Tribe if necessary.

d)	In any action brought by the Waiver Beneficiaries against the Authority pursuant to this limited waiver of sovereign immunity, the Waiver Beneficiaries shall have all available legal and equitable remedies, including the right to specific performance, money damages, and injunctive or declaratory relief; provided that, the Waiver Beneficiaries hereby waive any right to trial by jury. Money damages are limited to the cumulative amount of coin or tokens purchased at their respective purchase price.

e)	The Authority’s limited waiver of sovereign immunity will be in compliance with all applicable laws, irrevocable, validly and legally binding on the Authority and enforceable against the Authority in accord with its terms without further action or consent by any Person.

f)	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL THE AUTHORITY BE LIABLE UNDER OR IN CONNECTION WITH THIS OFFERING OR ITS SUBJECT MATTER UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE, FOR ANY (i) INCREASED COSTS, DIMINUTION IN VALUE OR LOST BUSINESS, PRODUCTION, REVENUES OR PROFITS, (ii) LOSS OF GOODWILL OR REPUTATION, OR (iii) CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, ENHANCED, OR PUNITIVE DAMAGES, IN EACH CASE REGARDLESS OF WHETHER SUCH PERSONS WERE ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES OR SUCH LOSSES OR DAMAGES WERE OTHERWISE FORESEEABLE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

Undertaking of the Authority

In the Continuing Disclosure and Other Undertakings by the Authority (the “Undertaking”) (attached as Exhibit 99.1), the Authority has covenanted and agreed, for the benefit of the Tribe, SEC, investors of the Coin, and purchasers of the Utility Token, and participating underwriters (the “Beneficiaries of the Undertaking”), that it will undertake to report to the SEC material events pertaining to the Utility Token offering as if the Authority had an independent obligation to make and file such reports. Under current federal law, the Authority would not be required to make such reporting other than in the context of general reporting requirements invoked because of the Authority’s registration under the Securities Act of the Coin offering. The Undertaking provides in material part that:

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a.	Continuing Disclosure Reports.

i.	Annual Reports.

1.	Within 90 days after each fiscal year of the Authority, commencing with the fiscal year ending September 2019, the Authority shall file an annual report on Form 10-K with the SEC which shall also contain relevant and comparable information pertaining to the DAK Utility Token.

2.	Within 180 days after each fiscal year of the Authority, commencing with the fiscal year ending September 2019, the Board shall post in www.SanteeSioux.com a report (the “Board Annual Report”), which shall contain:

a.	Financial information and operating data relating to the Authority and updating the financial information and operating data relating to the Authority’s business, including therein relevant financial information and operating data pertaining to the offer and sale of DAK Utility Tokens.

b.	Audited financial statements of the Authority for the most recently ended fiscal year prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Board may from time to time, in order to comply with federal or State legal requirements, modify the basis upon which its financial statements are prepared. Notice of any such modification shall be disclosed on www.SanteeSioux.com and shall include a reference to the specific federal or State law or regulation describing such accounting basis. If audited financial statements are not available by the 180th day after the end of the applicable fiscal year, then they shall be provided as soon as they are available, and unaudited financial statements shall be filed in place of audited financial statements by such date. If the Board changes its fiscal year, the Board shall notify this via www.SanteeSioux.com. If a change is made to the basis on which financial statements are prepared, the annual financial information for the year in which the change is made shall present a comparison between the financial statements or information prepared on the basis of the new accounting principles and those prepared on the basis of the former accounting principles. Such comparison shall include a qualitative and, to the extent reasonably feasible, quantitative discussion of the differences in the accounting principles and the impact of the change in the accounting principles on the presentation of the financial information.

b.	Reporting of Material Events.

i.	Within 4 days from the date of the occurrence of an event defined in Form 8-K, the Authority shall file with the SEC a Form 8-K which shall also contain relevant and comparable information pertaining to the DAK Utility Token.

ii.	The Board will also post, not later than 5 days from the date of the occurrence of an event, on www.SanteeSioux.com, written notice of the occurrence of any of the following events (a “Material Event”):

1.	Defeasance;

2.	Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations;

3.	Regulatory opinion and ruling that the DAK Utility Token is to be treated as a security under the Securities Act of 1933, as amended;

4.	Hacking by malicious third parties of the DAK Units’ code, correspondent blockchain network, or Ethereum Blockchain network;

5.	Errors in DAK Units’ code, correspondent blockchain network, or Ethereum Blockchain network that may disable some functionality for Holders and / or expose holder’s information;

6.	Access to DAK Units restricted by cybercrime (such as a denial of service attack) against a service at which the Authority or Holders maintain a hosted online wallet;

7.	Initial Dissolution or Liquidation proceedings of Blockchain Consulting Group, LLC;

8.	The consummation of a merger, consolidation or acquisition involving Blockchain Consulting Group, LLC or the sale of all or substantially all of the assets of the Board or the System, other than in the ordinary course of business, the entry into a definitive agreement to undertake such an action or the termination of a definitive agreement relating to any such actions, other than pursuant to its terms, if material;

9.	Hacking or other malicious activities perpetrated to Blockchain Technology Consulting Group, LLC;

10.	Increase or decrease of the incentive payments required to complete transactions on the Ethereum blockchain;

11.	Creation and passing of laws, regulations or guidance domestically and abroad, that may affect the permissibility of the DAK Units, the permissibility of Blockchain, Ethereum Blockchain, the transferability, trading, and exchange of DAK Units and other Cryptocurrencies in general;

12.	Changes in the Authority’s organization, business operations, in particular the operation of the Royal River Casino Resort; or

13.	Adverse tax opinions, the issuance by the Internal Revenue Service of proposed or final determinations of taxability, or other material notices or determinations with respect to the tax status of the Offering, or other material events affecting the tax status of the Offering.

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c.
Quarterly Reports.

Within 45 days after each fiscal quarter year end of the Authority, commencing with the fiscal year ending September 2019, the Authority shall file a quarterly report on Form 10-Q with the Securities and Exchange Commission which shall also contain relevant and comparable information pertaining to the DAK Utility Token.

2.	Management Discussions of Items disclosed in Annual Reports, Quarterly Reports, or as Material Events.

If any item required to be disclosed in the Reports or Material Events under Section 3 would be misleading without further discussion, the Board shall additionally provide a statement clarifying the disclosure in order that the statement made will not be misleading in light of the circumstances in which it is made.

3.	Termination of reporting obligation.

The Authority’s obligations under this Undertaking will terminate upon: (i) the defeasance or redemption of all DAK Securities Coin, or (ii) the termination of the Authority’s reporting requirements under the federal securities laws, whichever occurs first.

4.	Independent Directors

If NASDAQ or another licensed securities exchange offers listing privileges for the DAK Securities Coin, the Authority will, at that time, undertake to appoint an adequate number of disinterested directors and form such committees as are necessary to comply with governance requirements of the exchange.

DESCRIPTION OF BUSINESS AND PROPERTY

The Tribe

The Tribe is a federally recognized Indian tribe, organized under the authority of the Indian Reorganization Act and pursuant to a corporate charter entitled The Corporate Charter of the Flandreau Santee Sioux Tribe of South Dakota (the “
C
orporate Charter
”). The Corporate Charter was signed on June 18, 1934. The Corporate Charter recognizes the Tribe as being organized under its Tribal Constitution and By-laws. The Tribal Constitution and By-laws were ratified by the Tribe on April 4, 1936, and approved by the Secretary of the Interior on April 24, 1936. The Tribal Constitution and by-laws were most recently amended on May 17, 1997.

Historical Background

The Tribe is comprised of descendants of the Mdewakantonwan Sioux, a member of the Isanti division of the original Great Sioux Nation. They referred to themselves as Dakota, which means “friend” or “ally” or specifically Wakpa Ipaksan which means “bend in the river”. The Dakota Sioux were historically domiciled in Minnesota and Wisconsin where they lived a semi-nomadic existence for many years. As the United States began to expand westward, the Dakota Sioux faced increasing pressure from white settlers. In 1851, the Isanti ceded their land and entered a reservation. The Tribe was a signatory to the Fort Laramie Treaty of 1851, the Fort Laramie Treaty of 1868, the 1851 Treaty of Mendota, and the 1851 Treaty of Traverse de Sioux, and other Dakota Treaties with the United States of America.

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In 1862, the Isanti revolted against reservation life. The Isanti believed the government did not meet its treaty obligations. Further, white traders interrupted the distribution of food and provisions to the Isanti, which they were entitled to pursuant to their treaties with the United States. This uprising, led by Little Crow, was quickly put down by U.S. troops. Twelve hundred Indians, many who were innocent of any involvement in the uprising, surrendered to the United States. Over 306 Isanti people were sentenced to death by a military tribunal. Following the grant of some pardons by President Lincoln, 38 were hung on December 26, 1862. The survivors who remained were sent to concentration camps (prisons) in Davenport, Iowa and Ft. Thompson, South Dakota.

In 1866, the Ft. Thompson and Davenport groups were re-united at Santee Agency (“Santee” is the English version of “Isanti”) at the mouth of the Niobrara River in Nebraska. Approximately one-third of those converted to Christianity. In 1869, twenty-five families gave up the tribal rights and annuities afforded to the Isanti to become citizens of the United States. The latter group left the reservation in Nebraska and acquired homesteads along the Big Sioux River at an area that would become Flandreau, South Dakota.

In 1873, these members built their Presbyterian Church in what was to become Flandreau. Later that year, they were joined by fifteen additional Tribal families. To the present day, after approximately 142 years, this church is one of the oldest continually used churches in South Dakota. The graveyard memorializes many of those early Christian names taken on by the Tribal members who shared in the journey to Flandreau.

In 1934, the Flandreau Santee Sioux Tribe of South Dakota was formally organized and recognized under the authority of the Reorganization Act.

Real Estate

For a description of our real estate holdings, see “
SUMMARY-The Tribal Community
” and “
Our Business and the Tribe’s Business”
beginning on page 6.

Select Data on Tribal Public Services and Demographic Statistics

Government Administration

The Tribe employs 104 people in non-gaming governmental employment capacities. These include typical municipal or county government functions such as finance, information technology, human resources, maintenance, facilities, legal, community center management, historical preservation, social services, general welfare, daycare, education, recreation, natural resources and Tribal land management, and Tribal Administration, including the Executive Council. Atypical municipal functions include the Tribe’s buffalo program (designed to protect and increase the buffalo population) and the Enrollment Department (processes tribal membership applications).

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FSST Organizational Chart

The General Council of the Tribe is comprised of all voting members of the Flandreau Santee Sioux Tribe of South Dakota. They meet quarterly or for special meetings and can make a variety of decisions based on the FSST Constitution including the review of Executive Committee salaries, removal of Executive Committee members, initiative or referendum matters, enrollment challenges, disenrollment of members, or enrollment proceeding appeals.

The organizational chart is not complete with respect to all programs and administrative departments but reflects the majority of constitutional and organizational bodies within the Tribal Government’s structure. For example, the human resources, legal, and finance departments are part of the “Government Departments and Programs” chain in the organizational chart but are not depicted nor are all social and economic organizations within the Tribe.

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Healthcare

The reservation’s health clinic employs 47 people. The health clinic provides medical care, physical therapy, dental and optometry services, pharmacy services, laboratory analysis, radiology, nursing staff, mental health, physical therapy, and clinic administration services. The health clinic is housed in a 39,055 square foot outpatient facility constructed on the reservation in 2017 at a cost of approximately $13,745,000.

Utilities

Electric, water and sewer service are provided by the Municipal City of Flandreau which operates the seventh largest municipal utility in the State of South Dakota. Propane is contracted from Rivers Edge or Ramsdell F & M of Flandreau, South Dakota. Solid waste is contracted to Eng Services. Eng Services collects all garbage and household refuse from all single family and multiple family residences.

Communication

Telephone, internet, and cable television are provided through Media Com and other providers. Moody County Emergency Medical Services provides 24-hour advanced life support protection for all residents and visitors to Moody County, and the Tribe pays for these services by contract. There are approximately 19 radio stations within close listening range of Flandreau, South Dakota. The U.S. Post Office delivers mail daily to the Tribe.

Public Transportation

The Jackrabbit Bus line runs through Flandreau. Commercial air services are available at Sioux Falls and limited service at Brookings, South Dakota. The Flandreau Municipal Airport is maintained as a supplemental or emergency facility located 3 miles south of the City of Flandreau.

Ho
u
s
i
n
g

The 2010 U.S. Census indicates that over 51.50% of the housing on the Tribe’s reservation is renter occupied. Rental units are available through the Tribe’s Housing Authority; however, there are long waiting lists for these units. The housing inventory of Tribe is limited, and the private rental properties near the reservation are of poor quality and high rent, making them unaffordable to tribal families. In the upcoming fiscal year, the Flandreau Santee Sioux Housing Authority (“FSSHA”) will receive an Indian Housing Block Grant (“IHBG”) from the United States Department of Housing and Urban Development (“HUD”) in the amount of approximately $330,000. The FSSHA manages fifty-one (51) rental units with only fifty (50) rental units being calculated in the formula amount for funding received from HUD. In having such a small amount of appropriated funds, the FSSHA is unable to afford any new construction, and unit rehabilitations are completed only as needed. With around 300 tribal members living on or near the reservation, there is simply not enough housing, forcing overcrowding among Tribal members. The FSSHA’s current inventory is summarized as follows:

-     FSSHA currently manages 51 rental units.

-     Six (6) 3-bedroom duplexes.

-     Four (4) 4-bedroom single family homes.

-     Twenty-three (23) 3-bedroom single family homes.

-     Four (4) 2-bedroom single family homes.

-     An elderly complex with five (5) 2-bedroom units and ten (10) 1-bedroom units.

-     Four (4) 2-bedroom four-plexes to be completed in 2020, with two additional available in the Spring of 2020.

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E
c
o
n
o
my and Employment

Economic indicators on the table below show that the residents of the reservation and the Flandreau community in areas when compared to the other residents of South Dakota.

Table 1 – 2000 Census Poverty and Income Data

	Santee/Flandreau	South
US 2000 Census Data	Reservation	Dakota

% of Persons below Poverty Level	9.6	14.1
% of Families below Poverty Level	7.3	11.1
Median Family Income	$41,623.00	$49,495.00
Median Household Income	$35,467.00	$43.339.00
% Unemployed 16 yrs. Old & +	11.4	7.3

The main source of employment on the reservation is the Royal River Casino, Flandreau Santee Sioux Tribe, Health Clinic, and the Flandreau Indian School. The Flandreau public school system and other local business are other sources of employment. The potential for recreation and tourism developments are considerable considering the Tribe’s near proximity to the Big Sioux River. Another source of income for the FSST is the agricultural leases with area farmers.

E
ducation

Table 2 – 2000 Census Education Data

US 2000 Census Data
Age 25 & Over	Santee/Flandreau	South Dakota
% High School Graduate	90.5	90.4
% Bachelor’s Degree or Higher	24.1	26.2

The Public Elementary School district provides kindergarten through fifth grades. There are approximately 321 enrolled students, and the student to teacher ratio is approximately 13.33 to 1. The Public Middle School district provides grades sixth through eighth. There are approximately 141 enrolled students, and the student to teacher ratio is 11.13 to 1. The Public High School district provides grades ninth through twelfth. There are approximately 167 enrolled students, and the student to teacher ratio is 9.6 to 1.

To
pography

The topography of the region is known as the Prairie Coteau and consists primarily of undulating or gently rolling land.

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Climate

Moody County, South Dakota gets approximately 23 inches of rain per year, 33 inches of snowfall, and the number of days with any measurable precipitation is approximately 76. On average, there are 208 sunny days per year, July’s high is approximately 84 degrees, and the low is approximately 1 degree in January. Its comfort index, which is based on humidity during the hot months, is 42 out of 100 where higher is more comfortable.

Business Components of the Tribe

THE CASINO & RESORT

History
.

Before the passage of the landmark Supreme Court Case
California v. Cabazon Band of Mission Indians
, 480 U.S. 202 (1987), and the Indian Gaming Regulatory Act, 25 U.S.C. § 2701 et seq. (“
I
G
R
A
”), the Tribe operated a single blackjack table out of the back room of a Tribe-owned convenience store and had Bingo games periodically in its community hall. After IGRA was passed, the Tribe was one of the early entrants into Class III gaming and signed its first compact with the State of South Dakota on June 29, 1990 (the “
1990 Gaming Compact
”). The 1990 Gaming Compact initially authorized the operation of 180 machines. This compact was approved by the Secretary of Interior on August 2, 1990, upon which the Tribe had the authorization to offer Class III gaming in accordance with IGRA, the 1990 Gaming Compact, and its own Class III gaming ordinance. The Tribe constructed the original Royal River Casino in a steel building originally intended for a printing press, and operated machines, card tables, a bar, and a restaurant for its customers. Initially, the Tribe was the only operational casino in South Dakota west of historic Deadwood, underpinning the dedicated customer base it has created since its opening.

In 1996, the Royal River Casino was in need of expansion, and the Tribe built the casino & resort in the location where it currently exists, just a few hundred feet north of the original site. The new casino & resort expanded the its footprint and transformed it into a regional entertainment destination. The new construction included a 17,000 square foot casino floor, an events center that could accommodate more than 700 people, a 136 seat restaurant with a buffet, a 60 seat snack bar, a gift shop, an RV Park, and a BINGO Hall, all near a three story hotel with six high-roller suites, 54 standard hotel rooms, and a pool.

In 2002, to meet the needs of its players and community, the Tribe added a new hotel wing which included six more high-roller suites, and 54 standard hotel rooms. After the completion of the additional wing, the casino & resort remained unchanged except for the addition of new machines, cosmetic changes, and routine maintenance.

With its entertainment market growing in the late 1990s, and the construction of the new hotel wing, the Tribe was ready to add more machines to its floor. Limited to the same 250 gaming machine allocation from the early 1990s, the Tribe reinitiated negotiations with the State of South Dakota in 2005 to meet market demands, and to increase the number of machines at the casino & resort. After an impasse between the State of South Dakota and the Tribe regarding the number of machines that the Tribe should be able to operate, the Tribe filed suit in federal court on March 16, 2007. The Tribe alleged, among other issues, that the State of South Dakota violated IGRA by not negotiating in good faith with the Tribe. Eventually, the parties settled the federal case and entered into a compact in which the Tribe was allocated 500 machines on July 20, 2011 (the “
2011 Gaming Compact
”).

Following the 2011 Gaming Compact, the casino & resort has gradually increased the amount of machines that it operates. The evolution of slot machines has changed dramatically since 1996 when the current casino opened, from small two-foot wide machines to machines as large as four feet wide and eight feet tall. These machines are server-based, requiring multiple data ports, and much more electrical power to meet the minimum standards of operation. The size of the gaming floor as well as the technological capacity of the casino was the main consideration in prompting a renovation of the entire casino & resort. This fact coupled with increased out-of-state competition prompted the casino management, and the FSST Executive Committee, to begin the process of redesigning and renovating the casino & resort in its entirety. To accommodate the growing market needs and the Tribe’s casino and hotel expansion goals, the Tribe reinitiated compact negotiations with the State of South Dakota and in 2016 compacted for up to 1,000 slot machines, the highest count of any Tribe in state history.

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C
urrent Resort Facilities and Amenities
.

Beginning in 2017, the Tribe upgraded and re-furnished the hotel rooms and corridors, constructed an administration addition for casino management and Tribal use, and converted the former bingo room into a VIP Lounge and expanded gaming floor at the cost of nearly approximately $12,408,000. In October 2019, the Tribe completed renovations and construction upgrades to the casino at a cost of approximately $15,592,000. The Tribe intends for the casino & resort to be one of the premier Las Vegas-style casino and entertainment destinations in the upper Midwest United States.

The casino & resort presently employs approximately 236 employees who are employed in gaming dispensing functions, food and beverage sales, hotel hospitality staffing, accounting and administrative capacities, and security and surveillance functions. The casino & resort consists of a class III gaming casino with approximately 430 slot machines with the capacity to increase to 800 plus; 12 blackjack, roulette and poker tables; a 120-room and suite hotel with an indoor pool; a 136-seat restaurant and buffet; a 56-seat sports bar; a 60-seat snack bar; a 5,700 square foot event and entertainment center with the capacity for 700 guests; and a gift shop.

C
ompetitive Strengths

The casino & resort enjoys two regional competitive advantages to other casino destinations: its location and its licensing. The casino draws from its local area, eastern Minnesota, and the larger communities of Brookings, Madison and Sioux Falls, all of which are located in South Dakota.

Location
.

The Resort is located at 607 South Veterans Street in Flandreau, South Dakota. It is located 7 miles east of the well-traveled I-29 north/south corridor, approximately 30 miles north of Sioux Falls, South Dakota. Interstate 29, via State highway 32 or State Highway 34, provides the Resort with direct access to the principal transportation routes and population bases of the region.

From South Veterans Street, SR 32 travels west approximately 7 miles to Interstate 29. From South Veterans Street, SR 32 travels east to Highway 13.

From SR 32 (Exit 114), Interstate 29 travels south five miles to SR 34 (Exit 109), continuing south another 25 miles to Sioux Falls where it intersects Interstate 90. Interstate 90 continues south to Sioux City, Iowa where it intersects U.S. Highway 20 and U.S. Highway 75.

To the north from SR 32 (Exit 114), Interstate 29 travels 20 miles to Brookings where it intersects with U.S. Highway 14. I-29 continues north 45 miles to Watertown, where it intersects with U.S. Highway 212. From Watertown, Interstate 29 travels north to Summit where it intersects with U.S. Highway 12. I-29 then continues north another 45 miles to South Dakota/North Dakota border near Hankinson.

From the casino, South Veterans Street travels south two miles to State Highway 34. From S Veterans Street, SR 34 travels west-southwest nine miles to Interstate 29. SR 34 continues west another 20 miles to Madison where it intersects U.S. Highway 81. From South Veterans Street, SR 34 travels east to the South Dakota/Minnesota border near Pipestone, Minnesota.

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Licensing
.

Gaming competition is limited in the vicinity of the casino & resort and requires state licensing for Level II licensing and federal licensing for Level 3 gaming. The Tribe holds state and federal gaming licenses. The only casino within 50 miles of the casino & resort is Grand Falls Casino Resort near Larchwood, Iowa. Combined, the two casinos have approximately 1,330 slot machines and 50 table games. On a regional basis, i.e., within a 50 to 200-mile radius of the Resort, there are another six Indian casinos in South Dakota, six Indian casino and a number of card room including electronic charitable gaming in North Dakota, fourteen Class III Indian casinos and two racinos in Minnesota, three Indian casinos and nineteen commercial casinos in Iowa, and six Class II Indian casinos in Nebraska.

Video lottery has been operated under the authority of the South Dakota Lottery in the state since 1989. In 2019, there are also approximately 8,946 video lottery machines operating at 8,946 small bars and restaurants spread across South Dakota. The law limits the number of video lottery terminals to ten per location.

Except its own developments the Tribe is not aware of any proposals within a 200-mile radius to construct any new Indian or commercial casinos or to renovate or improve any existing casinos.

Neither the Tribe nor the casino & resort is licensed as a Money Service Business with FinCEN. An application for a Money Service Business license is pending to enable the Authority to transmit electronic cash payments and DAK Utility Token payments, to customers or third-parties.

The First American Mart

Adjacent to the casino & resort is the Tribe’s First American Mart, which is a gas station convenience store. Opened in 1996, the First American Mart sells gasoline, cigarettes and other tobacco products, as well as other food, beverages and other items typically sold at a convenience store. Including Prairie Junction, a truck stop, the First American Mart employs 18 persons. The First American Mart has a bank of five Class II Gaming Devises in the store, and Prairie Junction has ten video lottery machines it operates in accordance with South Dakota Law.

The RV Park

Adjacent to the casino & resort is the Tribe’s Resorts RV Park featuring 20 parking pads with full-service hookups, and a dumping station. Users of the RV Park have access to the Resort’s full amenities.

Lending Activities

The Tribe offers short-term online consumer loans to individuals across the United States in accordance with tribal law, specifically Title 28, the Tribal Lending and Consumer Protection Act, and applicable federal law. There are two wholly-owned, tribal subsidiaries that offer these loans, FSST Management Services, LLC and FSST Financial Services, LLC, operate through the following web URLs, http://605lending.com and http://www.rushmorefinancial.net, respectively. All loans are subject exclusively to the laws and jurisdiction of the Tribe.

NOTE:
The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this Prospectus, and you should not rely on any such information in connection with your decision to invest.

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Description of IT Services on the Reservation

The Tribe’s Information Technology Department employs five persons including a chief information officer, system administrator, site manager, help desk manager and help desk intern. All ten buildings on the reservation are connected via fiber optic wiring to the data center, which is part of the physical plant of the Resort and the Royal River Casino.

The Information Technology Department and its systems primarily are designed to protect the Royal River Casino’s operations and governmental compliance and surveillance mechanisms, although all electronic data and transactions on the reservation are routed through the hardware and systems in the data center. The data center contains a dedicated air conditioning unit and fire suppression system, a dedicated UPS/power conditioner, a backup generator, and has controlled proxy access. The data center is guarded by security personnel and video surveillance at all times. The data center has redundant hardware firewalls, end point security protection, and email filtering. The server is partitioned to run multiple software storage and independent processing functions.

THE AUTHORITY AND PLAN OF OPERATION

We, the Authority, are created by a resolution of the Executive Committee of the Tribe (the “Executive Committee”) on October 2, 2019. The Tribe created the Authority as an unincorporated body politic of the Tribe with all rights and privileges of The Tribe. We are governed by a Board of Directors, and our composition is identical in membership to the Executive Committee of the Tribe. We are wholly-owned by the Tribe and were created specifically for the purpose of conducting this offering of Coins and utility tokens. We are capitalized by the Tribe with $250,000.00 in cash to start operations. To date, we have not commenced operations as an Authority. We will become an operational instrumentality of the Tribe only after the receipt of proceeds from the launches of our Coin and Utility Token. We anticipate that the launch of the Utility Token will occur before this registration statement is declared effective by the SEC.

Dakota Coin Authority Organizational Chart

The Authority’s business purpose is to contract with BCG for the provision of IT services, including the creation and delivery to the Authority of a securities instrument we named the Coin, a non-securities financial instrument we named the Utility Token, and a cloud-based payment network through which the Utility Token will be utilized by patrons of the Tribe’s reservation to pay for goods and services. All cloud-based services will originate from the reservation and operate under the sovereign authority of the Authority by delegation of authority from the Tribal government. BCG licensed us the right to use its payment platform for a six and one-half year period. See “DESCRIPTION of LICENSE and IT AGREEMENT.”

The Authority believes that its implementation of a utility token and payment platform will accelerate the Tribe’s economic growth while enhancing and simplifying the payment experience by which patrons of the Tribe’s businesses will interact with the Tribe. The Authority intends for the DAK Security Coin to become a national and international icon that will put the FSST brand in the minds of the mainstream investment community. Also, the Authority will be participating in the “blockchain revolution” as many other businesses and governments are doing, and the Authority believes that this offering will be a step towards a new and positive image for the Tribe, an independent sovereign nation.

55

Proceeds from the Coin offering and from sales of the Utility Token, collectively an estimated $400,000,000 before fees and expenses of the offering, will be used to restructure the debt obligations of the Tribe and to expand and develop our infrastructure, business, housing, and casino & resort offerings. See “USE OF PROCEEDS” for more detail on this topic.

The Authority’s Board has executed the Undertaking for the benefit of the Tribe, SEC, investors of the Coin, and purchasers of the Utility Token, and participating underwriters. The material terms of the Undertaking include that the Authority undertakes and covenants to provide, disclose and deliver to the Beneficiaries of this Undertaking relevant information, including, but not limited to, financial information of the Authority and the Tribe, material events that may affect the operations, control and management of the Authority, the Tribe and the Offering, and to make such information publicly available within the timeframes imposed upon Registrants pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended. In essence the Authority undertakes to include in its periodic disclosure filings with the SEC material information concerning the Utility Token. See also “Undertaking of the Authority” which is attached as Exhibit 99.1.

DESCRIPTION OF RELATED PARTIES

DAK Securities Coin and DAK Utility Token Developer

Blockchain Consulting Group, Inc. (“BCG”), a Miami, Florida-based limited liability company organized in Nevada in January 2019, is the software developer of the Coin, the Utility Token, and the Utility Token payment platform. BCG, through an Internet Technology and Licensing Agreement (“License and IT Agreement”), has granted a non-exclusive, world-wide Master License to the Authority to utilize and implement its proprietary blockchain software system. As such, the Tribe and the Authority are entirely dependent on BCG’s services to offer the Coin and the Utility Token. The Tribe is BCG’s first client. See also our discussion in the section entitled “RISK FACTORS” above. The Authority, in turn, may sub-license BCG’s licensed-services to other Indian tribes. The term of the License and IT Agreement is six-years and eleven months. The License and IT Agreement renews automatically; however, the Master License granted to the Authority is perpetual.

BCG’s Services

BCG is a third-party software development company specializing in Indian casino gaming applications. BCG provides the Authority with a turn-key software and marketing solution that includes development and licensing to the Tribe of the Coin and Utility Token Ethereum code and Layer 2 Solution, the payment platform for integrating casino customer purchases of the Utility Token with the back office blockchain accounting technology of the transactional activity of the Utility Token, preparing the Authority’s white paper, consulting the Tribe on obtaining regulatory approval, technology development, system administration and server security, and business development and creative services, and other consulting services to help the Tribe implement and operate the Utility Token payment network.

BCG does not have any ownership or rights to obtain ownership of any aspect of the Tribe or the Authority. Neither BCG nor its members will receive Utility Token or Coin, or rights to Utility Token or Coin, for services rendered to the Tribe or the Authority.

BCG, in turn, licenses its software from its CTO’s company, Vibe Media Management Group, LLC (“VMMG”). As a recent start-up company, BCG does not have any non-management employees. It is comprised of sixteen members, of which four are managers.

The Utility Token payment network is operated through servers maintained by Amazon Web Services in an account under the name of the Authority. Thus, the network is hosted in a cloud-based environment which ensures world-wide backup of data by Amazon’s server farms maintained in multiple countries.

56

BCG’s technology creates the Coin and the Utility Token, which are minted on the Ethereum blockchain, and a “Layer 2 Solution,” which is a private side chain acting as a gateway to and from the Ethereum blockchain. The Layer 2 Solution facilitates atomic micro transactions and can impose gas fees for payment network transactions involving the Utility Token in a protected environment. The Layer 2 Solution also enables the Authority to receive payments in non-Utility Token digital assets or fiat currencies from unaffiliated sources. The Ethereum blockchain is decentralized and is relatively secure, thereby ensuring that transactions in the Coin or Utility Token are transparent to a worldwide audience and are immutable, which ensures that the owners of Coin and/or Utility Token cannot be stripped of their ownership rights without their consent.

BCG’s technology also incorporates third-party “hot” wallet software to enable purchasers of Utility Token to store and safeguard their Utility Token along with tokens from other non-Tribe sources. At present, BCG will provide the Authority with a hot wallet application made available to BCG by its chief technology officer. Utility Token holders may use any ERC-20-based hot wallet to store their Utility Token.

The Authority will not likely be the only user of BCG’s platform technology. BCG, through the Authority’s Master license, will offer access to its payment platform to other Indian tribes for similar purposes as the Authority; provided that, the Authority will receive ten percent (10%) of net offering proceeds from all non-Authority Indian tribal licensing arrangements with BCG in exchange for the Tribe and the Authority having paid for the legal expenses of registering this Coin IPO and providing BCG with a forty-nine percent (49%) of net offering proceeds after payment of the Tribe’s and the Authority’s registration and reporting expenses during the life of the Layer 2 Solution software license. The Authority will pay BCG master licensing fees of $499,999 for the Coin and $300,000 for the Utility Token, respectively, after the software for each is demonstrated to be commercially available.

BCG’s officers include persons with substantial marketing experience. Part of BCG’s service offering to the Authority will be to offer marketing support for the casino & resort and for the propagation of the Utility Token to the Indian Gaming Industry and to other North American Tribes. In addition to general marketing of the Tribe’s business offerings, BCG will be enhancing the Tribe’s website and presence on the world wide web, marketing the Layer 2 Solution to other Indian Tribes for the purpose of expanding the Authority’s revenue stream from other Layer 2 Solution licensing agreements, and marketing the Layer 2 Solution for payment processing use by non-tribal businesses to expand the eco-system of DAK Utility Coin purchasers and businesses that accept payments via the DAK Utility Coin.

Developmental Status of Coin and Utility Token

As of the date of this Prospectus, or before the Registration Statement is declared effective by the SEC, BCG will have integrated its Layer 2 Solution into the Tribe’s payment systems, and the payment platform will be operational as a medium of payment on the reservation. All payment points of sale, including slot machines, casino & resort, and First American Mart are intended to accept the Utility Token as payment. The Authority will offer the Utility Token to purchasers before this Registration Statement is declared effective by the SEC. The Authority anticipates negotiating the listing of the Utility Token on prominent existing digital currency trading platforms world-wide. The Authority will only list the Utility Token on trading platforms that can demonstrate compliance with all applicable federal and state law and regulations relating to money transmission, anti-money laundering, and consumer protection.

The Coin will not be offered until this Registration Statement is declared effective by the SEC. As of the date of this Prospectus, no securities exchange has been licensed to trade digital securities such as the Coin. The plan of distribution is set forth in the section of the Prospectus entitled, “PLAN OF DISTRIBUTION.”

BCG’s Proprietary Code

Most of the Layer 2 Solution code is authored and owned by BCG’s chief technology officer, Mr. Alessio Mack; is licensed exclusively to BCG, and was developed in 2019 for the Indian gaming market. The remainder of the Layer 2 Solution Code is open-sourced. Mr. Mack has more than a dozen years of programming experience for payment processing applications and specific experience developing coding solutions for online gaming enterprises. The Layer 2 Solution is exclusively licensed to the Authority as the first customer in the Indian gaming community and is tailored for the Authority’s use. BCG’s intellectual property is not protected by registered copyrights, patents, or trademarks.

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Scalability and Conflicts of Interest

BCG has existing relationships with numerous Indian tribes, all of whom have casinos or resort-style gambling enterprises. BCG’s Layer 2 Solution is customizable to the needs of each client and is anticipated to be similar in concept to this offering of the Coin and the Utility Token. BCG’s time commitment to each tribe may involve episodic conflicts of time allocation that will be remediable with additional staffing, as needs arise. Once a BCG Layer 2 Solution platform has been implemented at a reservation, BCG’s relative time commitment to maintain the platform falls significantly as the platform maintenance is largely effected remotely through management of cloud-based software systems. Thus, BCG anticipates that it will grow and hire employees to meet its operational demands.

BCG Leadership

Fereidoun Khalilian a/k/a Fred Khalilian a/k/a Fred Khalifa
(age 48) is the Chairman and is a director1 of BCG. Mr. Khalilian was the president and chief operating officer of Monster Inc. between January 2016 and January 2018. Since September 2011 to the present, he has been the chief executive officer of Hollywood Production Group where he manages artists, movie producers, and musicians, and between October 2011 to December 2018, he was the chief executive officer of Universal Entertainment Group, an entertainment software developer. Mr. Khalilian is the subject of two stipulated Federal Trade Commission injunctions from 2010 and 2001, respectively, banning him from telemarketing and prohibiting him from making misrepresentations in connection with automobile warranties (see
FTC v. Fereidoun “Fred” Khalilian, et al.
, Case No. 10-cv-21788-MGC (S.D. Fla.) for more details), and requiring him to maintain certain records through January 6, 2021, and banning him from telemarketing of vacation travel packages, making misrepresentations, and violating the FTC’s Telemarketing Sale Rule (see
FTC v. Leisure Time Marketing, Inc., et al.
, Case No. 00-Civ-1057-ORL-19B (M.D. Fla.) for more details). Mr. Khalilian has paid the FTC the monetary redress ordered in both cases.

Peter Nguyen
(age 37) is the CEO and is a director of BCG.. Mr. Nguyen is a serial entrepreneur who, between 2001 and the present, co-founded and is the owner over a half dozen revenue-producing companies in the energy, entertainment, FinTech, e-commerce technology, real estate, cryptocurrency, manufacturing, logistics, customer support, and CBD space. These companies include Shox Inc., Go Innovations, Advertiser360, Brand Ingenuity Group, Ad Exchange Group, Push Innovation, Push Innovation Live, Chargeback360, ConversionPoint Technologies, World Processing, SixCRM, Good Payments, and DigitalX. In each of these companies he has served as the CEO or Chairman and is a director since the company’s inception. Between 2005 and 2006, he was also a Marketing Consultant for VeriFone, Inc. All of these companies are privately held and are based in Orange County, California, Toronto, Canada, or Gainesville, Florida. His companies collectively have hired over 1,000 employees over the past six years. Mr. Nguyen was also a National Finalist for Ernst & Young Entrepreneur of the Year in 2018 and won Entrepreneur in Excellence by the Orange County Business Journal in 2017. Ad Exchange has won many awards including Gold Stevie for the American Business Awards for Company of the Year and Employee of the Year, Inc 5000 Fastest Growing Companies, Gold Pillar Award, Best in Biz Award, and Top 100 Most Entrepreneurial Company by Entrepreneur Magazine. Mr. Nguyen holds a bachelor of science degree in Finance from the University of Florida.

Dan Fleyshman
(age 38) is the CIO and is a director of BCG. He founded Elevator Studios in 2015 and is its CEO. He manages approximately 16 employees in his role as CEO. He handles all marketing, social media, events, and sales activities and manages all client relationships. From 2012 to 2015, he was the CEO of One Penny Ad Agency. Between 2010 and 2012, Mr. Fleyshman consulted for a casino in Nevada, and was the CEO of Victory Poker from 2009 to April 2010. From 1999 to 2009, he was the president of WYD, Inc. located in San Diego, California.

Alessio Mack
(age 35) is the chief technology officer of BCG. From June 2017 to the present, Mr. Mack co-founded and became the chief executive officer of VIBE Media Management Group, LLC, a company specializing in virtual and augmented reality. VMMG is based in Los Angeles, California. Previously, Mr. Mack was a co-founder of the VIBE cryptocurrency token, which was launched in July 2017. Mr. Mack also served as the chief technology officer of Monster, Inc. between January 2016 and December 2016, and served as the chief technology officer of Universal Entertainment Group, LLC between January 2009 and January 2016.

Mr. Mack and VMMG developed and licensed the Layer 2 blockchain software to BCG and provides blockchain-related maintenance and technical support to the Authority through the License and IT Agreement between BCG and the Authority.
___________
1 BCG, a Nevada limited liability company, refers to its managers as directors.

58

Gino LoPinto
(age 55) is a director of BCG. From August 2013 to the present, he has served as the operating partner of 11 USA Group, a lifestyle branded, multi-city, entertainment and dining enterprise. Prior to August 2013, Mr. LoPinto served in various capacities in the entertainment industry producing concerts, celebrity appearance events, and parties for artists and corporate sponsors, including serving from 2002 to August 2012 as the managing partner of the Vegas Alliance, Inc., a marketing arm for casinos and nightclubs. Mr. LoPinto holds an associate degree from the University of Nevada Las Vegas.

Jeffrey Ford
(age 50) is a director of BCG. From January 2016 to the present, Mr. Ford has been a film and commercials director for Ford Entertainment in the USA where he supervises and directs film crews of between 25 and 80 members. From May 2000 through 2015, he served as a commercials director and marketing executive at Fat Wombat Enterprises and was contracted to major advertising agencies in the United Kingdom as well as 12 countries across Europe. Mr. Ford holds a bachelor’s degree in Design and Advertising and has received specialized education in digital effects and CGI animation at Escape Studios in London in 2005.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

DIRECTORS AND EXECUTIVE OFFICERS

The Tribe is governed by a seven-member Executive Committee whose members are elected by the Tribe. The Executive Committee has the authority to manage all economic affairs of the Tribe and to appropriate funds for public purposes. The Executive Committee appoints a non-voting Treasurer as its eighth member. The Tribal President serves as the administrative head of the tribal government and serves along with the Tribe’s other officers. The elected terms are staggered in years and candidates must live within the defined reservation to be elected. The members of the Executive Committee and officers of the Tribe and the date on which their terms expire are as follows:

Name	Age	Position	Term	Expiration
Anthony Reider	42	President	4 Years	August 2022
Andrew Weston	37	Vice President	4 Years	August 2020
Kristi D’Ann Bietz	52	Trustee I	4 Years	August 2022
David Kills-A-Hundred	35	Trustee II	4 Years	August 2020
Kenneth Weston	38	Trustee III	4 Years	August 2022
John Jason Armstrong	59	Trustee IV	4 Years	August 2020
Donalda Montoya	60	Secretary	4 Years	August 2022
Ryan Kills-A-Hundred	43	Treasurer	At Will of Exec. Committee	N/A

The mailing address for all our officers and directors is 603 W. Broad Avenue, Flandreau, South Dakota 57028

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Duties, Responsibilities and Experience

The Executive Committee of the Tribe and the Board of Directors of the Authority are identical in membership, offices, and functions. They are all elected in a general election. All Board members are also Executive Committee members of the Tribe. They are employed full-time as Executive Committee members, and their duties and time commitments to the Authority are overlapping. The duration of one’s appointment to the Executive Committee of the Tribe is identical to an appointment to the Board of Directors of the Authority.

Anthony “Tony” Reider
, age 42, has served as the president of the Tribe since August 2010. Prior to being elected as President of the Tribe, Mr. Reider owned a plumbing service company in Trent, South Dakota from 2006 to May 2011. Mr. Reider worked as a plumber continuously between 1997 and 2011. Mr. Reider holds an associate of sciences degree in plumbing from Southwest Technical Institute in Jackson, Minnesota, which he earned in 1998. He spends approximately 25 hours per week on Authority business.

Andrew Weston
, age 37, has served the Tribe as a Trustee since August 2016. He is a handyman and has served the Tribe in various capacities including as a slot technician, cashier, and floor walker in the casino & resort; a loan manager for FSST Financial Services; a maintenance aide for rental housing repairs and maintenance. He is a director of all Tribally-owned businesses. He spends between 1 and 5 hours per week on Authority business.

Kristi D’Ann Bietz
, age 52, has served the Tribe as a Trustee since August 2018. From 2002 to August 2018, she served the Tribe as a court clerk, court administrator, and magistrate judge. She is a director of all Tribally-owned businesses. She spends between 1 and 5 hours per week on Authority business.

David O. Kills-A-Hundred
, age 35, has served the Tribe as a Trustee since August 2016. He has worked in the casino & resort business starting in 2003 through 2011 as a hotel room attendant, houseman, and dishwasher. Between May 2009 and April 2011, David worked for the Dakota Lakota Journal as a graphic designer responsible for the layout and design of the newspaper. David returned to work at the Resort as a slot technician September 2013 to February 2014. From February 2014 through March 2016, David worked as a call center representative at FSST Financial Services where he was responsible for originating loans. David was unemployed between March 2016 and August 2016. David also serves as a director of other Tribally-owned businesses. He spends between 1 and 5 hours per week on Authority business.

Kenneth Weston
, age 38, has served the Tribe as a Trustee since August 2018. He also served a term as Trustee from August 2012 through August 2016. When not employed as a Trustee, Mr. Weston has served the Tribe as a maintenance worker at the Resort and at the Tribe’s housing complex. Mr. Weston also serves as a director of other Tribally-owned businesses. He spends between 1 and 2 hours per week on Authority business.

John Jason Armstrong
, age 59, has served the Tribe as a Trustee since August 2016. He is certified as a carpenter. From April 2011 to August 2016, he served the Tribe by managing its real property. He does general maintenance in and around the reservation and served as a maintenance director and community health representative supervisor for the Tribe’s health clinic. Mr. Armstrong also serves as a director of other Tribally-owned businesses and is the Tribe’s liquor control officer. He spends between 2 and 4 hours per week on Authority business.

Donalda Montoya
, age 60, has served as the Secretary of the Executive Committee since August 2018. Prior to her election as Secretary in 2018, Ms. Montoya served as the Secretary between 2006 and 2008. Thereafter, she held various administrative positions in the Tribe, including serving as a budget analyst in the health clinic for seven years, receptionist for two years, and finance clerk for eighteen months. She is a director of all Tribally-owned businesses. She spends between 1 and 4 hours per week on Authority business.

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Ryan L. Kills-A-Hundred
, age 43, has served as the Tribe’s Treasurer since June 2011. Mr. Kills-A-Hundred supervises audits, prepares financial information and statements, and manages tribal funds. Also assists in the management of the Tribe, the Royal River Casino, the Flandreau Santee Sioux Housing Authority, the Flandreau Santee Sioux Tribe Health Clinic, and other Tribal businesses and sub-entities. Between 2003 and 2011, he served as the Chairman of the FSST Gaming Commission. In this capacity, he oversaw the regulation and control standards of Class II and III gaming on the Flandreau Santee Sioux Tribe reservation, including oversight of the Royal River Casino and Hotel. Performed audits of various functions within each Casino department, conducted employee background investigations, and made recommendation for legislative changes to ordinances and regulations. He spends approximately 5 hours per week on Authority business.

Family Relationships

The Tribe is comprised of five major families making a number of board members related as cousins. Immediate blood-relatives on the Board are: Donalda Montoya, the Tribe’s Secretary, is the sister of John J. Armstrong, a Trustee; and Ryan Kills-A-Hundred, the Treasurer is the brother of David Kills-A-Hundred, a Trustee.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

All compensation reflected in the chart below is for Executive Committee service to the Tribe. The Authority does not provide additional compensation.

Name	Age	Position	Annual Compensation*	Type*
Anthony Reider	42	President, principal executive officer	$80,000	Salary
Andrew Weston	37	Vice President	$62,500	Salary
Kristi D’Ann Bietz	52	Trustee I	$62,500	Salary
David Kills-A-Hundred	35	Trustee II	$62,500	Salary
Kenneth Weston	38	Trustee III	$62,500	Salary
John Jason Armstrong	59	Trustee IV	$62,500	Salary
Donalda Montoya	60	Secretary	$62,500	Salary
Ryan Kills-A-Hundred	43	Treasurer, principal financial officer	$62,500	Salary

* Columns from the above chart pertaining to additional forms of compensation are omitted because no other reportable compensation has been paid. For example, Executive Committee members receive health insurance, eye care, dental care, and life insurance premiums paid by the Tribe in amounts identical to those of other Tribal employees. Executive Committee members may use automobiles of the Tribe for tribal business. They are eligible to receive a personal loan up to $10,000, a Member’s Credit Loan of up to $1,500, an Employee Revolving Credit Loan of $1,000, and receive cash bonuses annually of up to $200 for employee events.

Executive Committee salaries are set by its own resolution and are subject to review of the General Council in open meetings. A quorum of 50% of the qualified voters of the Tribe must be present at any such meeting to disapprove an Executive Committee resolution. There are no written guidelines for compensation determinations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Not applicable.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS, CORPORATE GOVERNANCE

Transactions with Related Persons, Promoters, and Certain Control Persons

See Description of DAK Securities Coin and DAK Utility Token Developer.

Corporate Governance

Nasdaq listing standards require that within one year of the listing of our securities on the Nasdaq Capital Market we have at least three independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We do not have any “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. If NASDAQ or another licensed securities exchange offers listing privileges for the DAK Securities Coin, we will, at that time, undertake to appoint an adequate number of disinterested directors and form such committees as are necessary to comply with governance requirements of the exchange.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the following discussion and analysis of Dakota Coin Authority’s financial condition and results of operations together with the consolidated financial statements and related notes that are included elsewhere in this Prospectus. This discussion contains forward-looking statements based upon current plans, expectations and beliefs that involve risks and uncertainties. Dakota Coin Authority’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Information Regarding Forward Looking Statements” and in other parts of this Prospectus.

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Overview

Dakota Coin Authority is a newly-created and unincorporated body politic (the “Authority” or “we” or “our”) of the Flandreau Santee Sioux Tribe of South Dakota (the “Tribe”), a federally-recognized Indian Tribe organized on October 2, 2019 under the Indian Reorganization Act of 1934, as Amended (the “Reorganization Act”) . Since its inception on October 2, 2019, the Authority has been in the development stage and has yet to commence operations. The Authority was funded with an initial investment of $250,000 by the Tribe. All pre-creation expenses for the Authority have been paid for by the Tribe; thus, as of the date of this filing,. the Authority has liquidity of $250,000 USD.

Since our inception, our short-term strategy has and continues to be to devote all of our resources to the licensing, through an unrelated third-party software developer, of the blockchain coding supporting the Coin and the Utility Token. Additionally, resources have been devoted to the payment platform and to develop an eco-system in which the payment platform can be the hub for affiliated and non-affiliated business payment processing. Central to our initial operation will be the availability of the Utility Token as a payment medium for patrons of the casino & resort.

The Authority anticipates earning revenue through fees charged for non-affiliates’ use of the Utility Token. This may occur through the expansion of the payment network which will be marketed primarily by the above mentioned unrelated third-party (Blockchain Consulting Group, LLC or “BCG”) related to development of the cryptocurrency. We also anticipate earning ten percent (10%) of all net proceeds earned from other Tribes that contract with BCG to license the Utility Token payment platform. Our Licensing and IT Agreement with BCG provides that we will receive this revenue-split because the Tribe has financed the development of the Ethereum blockchain Layer 2 Solution by BCG for our use and for the use of other tribes. The Tribe has funded $250,000 to capitalize the Authority and an additional $250,000 approximately in legal and accounting expenses associated with the planning and preparation of this Coin offering.

To date the Authority’s operations have been funded directly by the Tribe and are anticipated to be repaid by the Authority out of future revenues. Dakota Coin Authority anticipates that its operating expenses will increase in the foreseeable future as it seeks to continue to grow its business, attract customers and non-affiliate users (licensees of BCG) and further enhance and develop the Authority’s network. The Authority expects to experience operating losses until such time as the revenue from non-affiliates’ use of the payment platform exceeds our costs of development and our ongoing costs of legal compliance. Until such time, we expect our expenses will increase substantially in connection with these ongoing activities.

The financial statements for the period October 2, 2019 (Date of Inception) to October 31, 2019 included herewith and the following discussion and analysis as of such dates represent the accounts of the Authority.

Dakota Coin Authority has engaged the services of Marcum LLP as its independent registered public accounting firm for auditing the financial statements included in this Prospectus.

Factors Affecting the Development of the DAK Utility Token Network

Dakota Coin Authority believes that the value of the Utility Tokens substantially depends upon the successful development of its eco-system or network on non-affiliates’ use of the payment platform. The successful development of the network in turn will likely depend for the foreseeable future upon the financial resources and skill of BCG, as its management continues to play a leading role in the development and governance of the network. The financial resources of the Tribe and the Authority may continue for the foreseeable future to support the marketing and operational efforts of BCG until such time as BCG’s platform expansion and operational efforts are net-revenue-positive.

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The Authority believes that the below factors will substantially affect its capacity to develop the network:

Acceptance of Blockchain Technologies in General

We believe that the Authority’s ability to financially support the development of the payment network will also depend on the general acceptance of cryptocurrency and blockchain technology. The blockchain technology used in cryptocurrencies, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology, and although this industry has experienced significant growth in recent years, it is possible that this development and general acceptance and usage will slow or stop. In addition, regulation of blockchain technology like the Tokens involves uncertainty as to how existing law will apply; is likely to rapidly evolve as government agencies take greater interest; and varies significantly among international, federal, state and local jurisdictions. Lack of acceptance of cryptocurrency in general could adversely affect the Authority’s future interest in financing the maintenance and marketing of the network by impeding efforts to attract new users and reducing the potential revenue we estimate will be realizable in a declining market.

Offering Price of the Coin and the Token

The $0.10 per Coin and per Utility Token price anticipated to be used in the offering represents an estimate of the value and is not been determined by a formal valuation.

Components of Results of Operations

The Authority has yet to commence operations. All expenses have currently been funded by the Tribe. The Tribe is committed to contributing whatever funds are required until this registered offering has been declared effective by the SEC.

Summary of Accounting Policies

Basis of presentation
- The financial information included in this Prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

Use of estimates
- The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the condensed consolidated financial statements and accompanying notes. Actual amounts may differ from these estimated amounts.

Cash and cash equivalents
- Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Property and Equipment
- Fixed assets may be comprised of furniture and fixtures, computer equipment, purchased software and major categories of property and equipment and are stated at cost and depreciated using the straight-line method, over the estimated useful lives of the various classes of assets,

Concentrations
- The Authority’s cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $250,000. From time to time, however, the Authority may be exposed to risk for the amounts of funds held in bank accounts in excess of the insurance limit. To minimize the risk, the Authority’s policy is to maintain cash balances with high quality financial institutions.

Fair Value of Financial Instruments-
The Authority uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Accounting Standards Codification Section 820 defines the following levels directly related to the amount of subjectivity associated with the inputs:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Authority’s assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, short-term bank loans, accounts payable, notes payable and other payables, approximate their fair values because of the short maturity of these instruments. The carrying values of lease obligations and long-term financing obligations approximate their fair values since the interest rates on these obligations are based on prevailing market interest rates.

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Intangible Assets-
Intangible assets are comprised of costs incurred in relation to the lease of the software and the cost-basis of digital currencies held. The Authority currently does not currently hold any digital currencies.

Digital currencies are recorded at cost less impairment and are classified as indefinite-lived intangible assets. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Authority has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Authority concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Third Party Licensor

The Authority has entered into a licensing agreement with an unrelated third to provide the technology and market support services deemed necessary to operate and expand the Utility Token payment platform and to develop the Coin.

Off-Balance Sheet Arrangements

Dakota Coin Authority did not have any off-balance sheet arrangements during any of the periods presented.

Risks and Uncertainties

We are dependent on the efforts of Blockchain Consulting Group, LLC as the developer of the Coin and as the developer and servicer of the Utility Token and Utility Token payment network, and if Blockchain Consulting Group, LLC fails to successfully perform these functions, the operation of the Dakota Coin Authority’s Coin and Utility Token payment network could be compromised. A detailed discussion of the Authority’s view on the risks of this offering is set forth above under “RISK FACTORS” beginning on page 8. The following discussion of risks encapsulates a few of these concerns.

Risks Related to Blockchain Technology and in particular, Ethereum Blockchain Technology

The technology underlying cryptocurrency and blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful adoption of the tokens.

The growth of the blockchain industry in general, as well as the blockchain networks on which the Authority’s Coin and its Utility Token will rely, is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the cryptocurrency and crypto-asset industry, as well as blockchain networks, include, without limitation:

•	worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•	government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•	the maintenance and development of the open-source software protocol of blockchain networks;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

•	the extent to which current interest in cryptocurrencies represents a speculative “bubble;”

•	general economic conditions in the United States and the world;

•	the regulatory environment relating to cryptocurrencies and blockchains; and a decline in the popularity or acceptance of cryptocurrencies or other blockchain-based tokens.

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The digital assets industries as a whole have been characterized by rapid changes and innovations and are constantly evolving. Although they have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of the Coin and/or the Utility Token.

The Ethereum blockchain network on which ownership and transfer of Coins and Utility Tokens will be recorded utilizes code that is subject to change at any time. These changes may have unintended consequences for the Authority’s Coins and Utility Tokens and the respective networks on which they may be exchanged.

FINANCIAL STATEMENTS

The Authority maintains its financial records on the basis of a fiscal year ending on the last Tuesday of September. The financial statements of the Authority have been audited for the stub period between October 2, 2019 and October 31, 2019 by Marcum LLP, Certified Public Accountants, and are attached hereto beginning at page F-1.

LEGAL PROCEEDINGS

As of the date of this Prospectus, we are not a party to any material legal proceedings.

PLAN OF DISTRIBUTION

Plan of Distribution of the DAK Securities Coin

The Authority will issue one billion of the Coin pursuant to this Prospectus when the SEC has declared this registration statement to be effective. Our intention is for a qualified purchaser or purchasers, and/or an underwriter or group of underwriters to purchase the entirety of the registered Coin. We intend to qualify the Coin for immediate listed for trading on NASDAQ and we intend to take all necessary steps to obtain and maintain a listing for the Coin. If we are successful in selling to a qualified purchaser or an underwriter or listing the Coin on NASDAQ, we believe that the Coin will qualify as a “covered security” within the meaning of Section 18 of the Securities Act. This would benefit us greatly as we will be able to preempt any state blue-sky registration requirements that could apply in the states where this Coin offering is sold and minimize our compliance costs and time to market. However, as of the date of this Prospectus, no such ability to list the Coin is available on NASDAQ for the trading of a digital asset such as the Coin.

In the alternative, if we are unable to sell to a qualified purchaser or an underwriter, we will conduct an offering of the Coin in the over-the-counter market through our Board members and/or through an available placement agent. Our Board members will not receive a sales commission or any other form of compensation for this offering. In connection with their efforts, our Board members will rely on the safe harbor provisions of Rule 3a4-1 of the Securities Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Exchange Act for persons associated with an issuer provided that they meet certain requirements. No one has made any commitment to purchase any or all of the Coin being offered. Rather, our Board members will use their best efforts to find purchasers for the Coin. A form of Securities Coin Purchase Agreement is included with this registration statement as Exhibit 4.5 for such purposes.

If we utilize the over-the-counter market, we will likely need to register the offering by coordination state-by-state where an offer is made. This may also subject the offering to a suitability analysis for investors in certain states and possibly merit review in certain states. Since the Authority is pre-revenue, we may not be able to offer the Coin in states where merit review is required.

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Plan of Distribution of the DAK Utility Token

The Authority will issue three billion Utility Tokens while this Prospectus is being reviewed by the SEC. The Authority will seek an institutional purchaser to buy most or all of the available Utility Tokens, which the Authority will then expect the purchaser to re-offer the Utility Tokens on a secondary platform such as Binance or CoinBase. We will take reasonable steps to apply for listing of the Utility Token on all major international token trading platforms to facilitate a buyer’s success in re-selling the Utility Tokens. In our view, it is better for the liquidity of our Utility Token users if alternate venues develop where the Utility Token can be traded.

However, we may not find an institutional purchaser, or a purchaser may not buy the entire allotment of Utility Token. In this case, we will directly offer our remaining Utility Token on the international token exchange platforms mentioned above.

In all cases, we will hold an amount of Utility Token that we deem prudent for point-of-sale usage on our reservation so that patrons may use the Utility Token to pay for goods and services.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our audited financial statements as of and for the period ended October 31, 2019 have been included herein in reliance upon the report of Marcum LLP, independent registered public accounting firm and upon the report of such firm given upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with respect to the Coin offered by this Prospectus with the SEC. This Prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities and non-securities financial instruments, you should refer to the registration statement and its exhibits and schedules. Statements contained in this Prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.

Following the completion of this offering, we will be subject to the informational reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC will be available to the public on the SEC’s website at http://sec.report. Those filings will also be available to the public on, or accessible through, our website www.SanteeSioux.com under the heading “Investor Relations.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this Prospectus or the registration statement of which this Prospectus is a part.

We intend to make available to our Coin and Utility Token holders annual reports containing financial statements audited by an independent registered public accounting firm.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Dakota Coin Authority, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of net position of Dakota Coin Authority, LLC (the “Company”) as of October 31, 2019, and the related statements of operations, changes in net position, and cash flows for the period from October 2, 2019 (date of inception) to October 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2019, and the results of its operations and its cash flows for the period from October 2, 2019 (date of inception) to October 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide
s
a reasonable basis for our opinion.

Marcum LLP

We have served as the Company’s auditor since 2019.

New Haven, CT
March 6, 2020

F-1

DAKOTA COIN AUTHORITY, LLC
STATEMENT OF NET POSITION
October 31, 2019

ASSETS
Current Assets
Cash	$250,000
Total current assets	250,000

Total assets	$250,000

Liabilites and Net Position
Current Liabilites
Accounts payable	$50,837
Due to affiliate	242,831
Total current liabilites	293,668

Total liabilites	293,668

Net Position
Unrestricted	(43,668)
Total Liabilities and Net Position	$250,000

The accompanying notes are an intregal part of the financial statements.

F-2

DAKOTA COIN AUTHORITY, LLC
STATEMENT OF OPERATIONS
For the period from October 2, 2019 (Date of Inception) to October 31, 2019

Expenses
Start up costs	$293,668

Net loss	$(293,668)

The accompanying notes are an intregal part of the financial statements.

F-3

DAKOTA COIN AUTHORITY, LLC
STATEMENT OF CHANGES IN NET POSITION
For the period from October 2, 2019 (date of inception) to October 31, 2019

Balance at October 2, 2019	$0
Net loss	(293,668)
Capital contribution from Tribe	250,000
Balance at October 31, 2019	$(43,668)

The accompanying notes are an intregal part of the financial statements.

F-4

DAKOTA COIN AUTHORITY, LLC
STATEMENT OF CASH FLOWS
For the period from October 2, 2019 (Date of Inception) to October 31, 2019

Cash flows from operating activities
Net loss	$(293,668)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Accounts payable	50,837
Advances from affiliate	242,831
Net cash provided from operating activites	0

Cash flows from financing activities
Contributions from Tribe	250,000
Net cash provided by financing activites	250,000

Net increase in cash	250,000
Cash at inception	0
Cash at end of period	$250,000

The accompanying notes are an intregal part of the financial statements.

F-5

DAKOTA COIN AUTHORITY, LLC
NOTES TO FINANCIAL STATEMENTS
For the period October 2, 2019 (Date of Inception) To October 31, 2019

Note 1. NATURE OF THE BUSINESS

Dakota Coin Authority, LLC (the Authority) was formed on October 2, 2019. The Authority is an unincorporated body politic wholly owned subsidiary of the Flandreau Santee Sioux Tribe of South Dakota (the Tribe). The Authority was formed as a business to issue cryptocurrency and to manage the payment network of a blockchain cryptocurrency for the Tribes’ casino operations. The Authority will initially earn revenue through a license agreement with an unrelated third party related to development of the cryptocurrency. The Authority’s activities are subject to significant risks and uncertainties, including failing to complete the license agreement to operationalize the Authority’s planned technology before another company develops similar technology and SEC approval of its cryptocurrency.

For the period from October 2, 2019 (date of inception) through October 31, 2019, the Authority had a net loss of $293,668. At October 31, 2019, the net position deficit amounted to $43,668. The Authority does not yet have a history of financial stability. However, the Tribe is committed to funding any cash needs for at least twelve months from the issuance of these financial statements.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation-
The preparation of the financial statements is in accordance with generally accepted accounting principles (GAAP) in the United States of America.

Use of estimates-
GAAP requires management to make estimates, judgments and assumptions in the financial statements that affect the reported amounts of assets and liabilities and revenues and expenses in the financial statements and disclosures in the accompanying notes. Actual results and outcome may differ materially from management’s estimates, judgements and assumptions.

Cash and credit risk-
Financial instruments that subject the Authority to concentration for credit risk include cash. Cash includes cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. The Authority’s cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $250,000. Generally, the Authority’s policy is to minimize borrowing costs by immediately applying cash receipts to borrowings against its credit facility. From time to time, however, the Authority may be exposed to risk for the amounts of funds held in bank accounts in excess of the insurance limit. To minimize the risk, the Authority’s policy is to maintain cash balances with high quality financial institutions.

Start Up Costs-
Pre-opening expenses in the amount of $293,688 for the period of October 2, 2019 (Date of Inception) to October 31, 2019, are charged to expense as incurred and include the costs of professional fees and other related direct costs.

Income taxes-
The Tribe is a sovereign Indian nation with independent legal jurisdiction over its people and its lands. Like other sovereign governments, the Tribe and its entities, including the Authority, are not subject to Federal or South Dakota state taxes.

Fair Value of Financial Instruments-
Financial instruments are generally defined as cash, evidence of ownership interest in an entity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At October 31, 2019, management believes that the carrying value of the Authority's cash and accounts payable approximated fair value because of the short maturity of these financial instruments.

Note 3. NEW ACCOUNTING PRONOUNCEMENTS

Adopted Standards in effect

In July 2017, the Financial Accounting Standards Board (FASB) issued Accounting standards Update (ASU) No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception” (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The guidance in ASU 2017-11 can be applied using a full or modified retrospective approach. The adoption of ASU 2017-11 did not have a material impact on the Authority’s financial position, results of operations, or cash flows.

F-6

DAKOTA COIN AUTHORITY, LLC
NOTES TO FINANCIAL STATEMENTS
For the period October 2, 2019 (Date of Inception) To October 31, 2019

Note 3. NEW ACCOUNTING PRONOUNCEMENTS (cont.)

Adopted Standards in effect (cont.)

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718); Improvements to Non-Employee Share-Based Payment Accounting” (“ASU 2018-07”). ASU 2018-07 generally aligns the measurement and classification of share-based awards to non-employees with that of share-based awards to employees. Non-employee equity awards will be measured at the fair value of the equity instruments to be issued, as of the grant date, and the resulting amount will be recognized as expense over the expected or contractual term of the award. The ASU applies to all share-based payments to nonemployees in exchange for goods or services used or consumed in an entity’s own operations. It does not apply to instruments issued to a lender or investor in a financing transaction, or to instruments granted when selling goods or services to customers. ASU 2018-07 is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods. The adoption of ASU 2017-11 did not have a material impact on the Authority’s financial position, results of operations, or cash flows.

During 2019, the Authority adopted the provisions of ASU No. 2016-18,
Statement of Cash Flows (Topic 230): Restricted Cash.
The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents. There are no effects of the new requirements on amounts reported in the Authority's financial statements.

New Standards that are not in effect as of October 31, 2009

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 amends certain disclosure requirements pertaining to fair value measurement, and is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The adoption of ASU 2018-13 is not expected to have a material impact on the Authority’s financial position, results of operations, or cash flows.

All other accounting standards issued but not yet effective are not expected to have a material impact on the Authority’s future financial statements.

Note 4. RELATED PARTY TRANSACTIONS

As of October 31, 2019 the Tribe funded $250,000 to open the Authority’s bank account and funded an additional $242,831 in start-up expenses. The advances have no set repayment terms, carry no interest rate, and are due on demand. Additionally, the Tribe serves as the management team of the Authority.

Note 5. SUBSEQUENT EVENTS

The Authority has performed a review of subsequent events occurring subsequent to the balance sheet date through March 6, 2020, the date which the financials were available to be issued. No events have been identified that would require disclosure in the financial statements, except as noted below.

The Authority has paid the $50,837 Accounts Payable amount as shown on the Balance Sheet at October 31, 2019.

On December 9, 2019, the Authority entered into an Internet and Technology Licensing Agreement (“License and IT Agreement”) with Blockchain Consulting Group, Inc. (BCG), a Miami based limited liability company. BCG is a software developer of cryptocurrency and cryptocurrency platforms. Through the License and IT Agreement, BCG has granted a non-exclusive, world-wide Master License to the Authority to utilize and implement its proprietary blockchain software system. The Authority, in turn may sub-license BCG’s licensed services to other Indian tribes. The term of the License and IT agreement is for 6 years and 11 months. The License and IT Agreement renews automatically, however, the Master License granted to the Authority is perpetual.

In exchange for the Master License, the Authority shall pay, within thirty days, after such software becomes commercially available for use and sale, tested by a nationally recognized testing firm to be free of any defects and operating as commercially intended, a master licensing fee for Security Coins equal to $499,999 and a master licensing fee for Utility Tokens equal to $300,000.

F-7

1,000,000,000 DAK Securities Coins Offered at $0.10 Per Coin

PROSPECTUS

March 6, 2020

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee	$12,980.00
NASDAQ filing fee	*
Printing fees and expenses ±	20,000,00
Registrar and transfer agent fees	*
Legal fees and expenses ± ǂ	4,250,000.00
Accounting fees and expenses ±	50,000.00
Miscellaneous ±	25,000.00

Total	$4,357,980.00

*	Estimates not presently known.
±	Estimated
ǂ	Includes unearned contingent fees

We will bear all costs, expenses and fees in connection with the registration of the securities.

Item 14. Indemnification of Directors and Officers.

Sections 1-8-4 and 1-8-5 of the Tribe’s code collectively provide that the Tribe is immune from suit and damages in any civil action arising from the conduct of its officers or employees, the Tribe’s officers and employees are immune from suit for any liability arising from their official duties except as required by federal law, or the Constitution and By-laws of the Tribe, or if specifically waived by a resolution or ordinance of the Executive Committee specifically referring to such. Also, no officer or employee of the Tribe (or the Tribe) when involved in a civil action arising from the performance of their official duties shall be liable for the payment of the costs or expenses of the opposing party nor shall be required to post security by bond or otherwise for any purpose.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

None.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Title

3.1	Corporate Charter of the Flandreau Santee Sioux Tribe

3.1.2	1997 Amended Constitution and By-Laws for the Flandreau Santee Sioux Tribe of South Dakota

4.1	Flandreau Santee Sioux Tribe Resolution No. 19-80

4.2	Flandreau Santee Sioux Tribe Resolution No. 19-86

4.3	Specimen DAK Securities Coin Smart Contract

4.4	Specimen DAK Utility Token Smart Contract

4.5	Form of Securities Coin Purchase Agreement

5.1	Opinion of Seth Pearman, Esq., Attorney General of Flandreau Santee Sioux Tribe of South Dakota

10.1	Internet Technology and Licensing Agreement

21.1	Subsidiaries: None

23.1	Consent of Marcum LLP

24.1	Powers of Attorney (included on signature page)

99.1	Continuing Disclosure and Other Undertakings by Authority

99.2	Undertaking by Blockchain Consulting Group LLC

99.3	Terms of the DAK Code

Item 17. Undertakings.

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(2) The undersigned Registrant hereby undertakes that:

(A) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Flandreau, South Dakota, on March 6, 2020.

DAKOTA COIN AUTHORITY

By:	/s/ Anthony Reider
Name:	Anthony Reider
Title:	President

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POWERS OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Reider his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) manually and electronically to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ Anthony Reider	President	March 6, 2020
Anthony Reider	(Principal Executive Officer)

/s/ Ryan Kills-A-Hundred	Treasure	March 6, 2020
Ryan Kills-A-Hundred	(Principal Accounting Officer) (Principal Financial Officer)

/s/ Andrew Weston	Vice President	March 6, 2020
Andrew Weston

/s/ Kristi D’Ann Bietz	Trustee I	March 6, 2020
Kristi D’Ann Bietz

/s/ David Kills-A-Hundred	Trustee II	March 6, 2020
David Kills-A-Hundred

/s/ Kenneth Weston	Trustee III	March 6, 2020
Kenneth Weston

/s/ John Jason Armstrong	Trustee IV	March 6, 2020
John Jason Armstrong

/s/ Donalda Montoya	Secretary	March 6, 2020
Donalda Montoya

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